                                                                     EXHIBIT 2.1











                               AGREEMENT OF MERGER

                                 BY AND BETWEEN

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION

                                       AND

                          FRANKFORT FIRST BANCORP, INC.

                            DATED AS OF JULY 15, 2004

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

RECITALS...................................................................... 1

ARTICLE I
DEFINITIONS................................................................... 1

ARTICLE II
THE MERGER....................................................................12
    2.1      The Merger.......................................................12
    2.2      Effect of the Merger.............................................12
    2.3      Effective Time...................................................12
    2.4      Charter and Bylaws of SHC........................................12
    2.5      Charter and Bylaws of the Bank; Offices of the Bank..............13
    2.6      Directors and Officers of SHC....................................13
    2.7      Capital Stock of Merger Corp.....................................13
    2.8      Conversion of Frankfort First Common Stock.......................13
    2.9      Frankfort First Stock Options....................................17
    2.10     Exchange of Frankfort First Certificates.........................17
    2.11     Tax-Free Reorganization..........................................20
    2.12     Dissenting Shares 20
    2.13     Meeting of Frankfort First Shareholders..........................21
    2.14     Liquidation Account and Sub-Accounts.............................21
    2.15     Reorganization...................................................21
    2.16     Alternative Structure............................................23

ARTICLE III
OTHER AGREEMENTS..............................................................23
    3.1      Confidentiality; Access..........................................23
    3.2      Disclosure Schedules.............................................23
    3.3      Duties Concerning Representations................................24
    3.4      Deliveries of Information; Consultation..........................24
    3.5      Directors' and Officers' Indemnification and Insurance...........25
    3.6      Letters of Accountants...........................................26
    3.7      Legal Conditions to Merger.......................................26
    3.8      Stock Listings...................................................26
    3.9      Announcements....................................................26
    3.10     Best Efforts.....................................................26
    3.11     Employee And Managerial Matters..................................27
    3.12     Employee Benefit Matters.........................................27
    3.13     Conduct of First Federal's Business and Authorization,
               Reservation and Listing of Common Stock........................28
    3.14     Affiliates.......................................................28

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF FRANKFORT FIRST.............................29
    4.1      Organization and Qualification; Subsidiaries.....................29
    4.2      Certificate of Incorporation and Bylaws..........................30
    4.3      Capitalization...................................................30
    4.4      Authorization; Enforceability....................................30
    4.5      No Violation or Conflict.........................................31
    4.6      Title to Assets; Leases..........................................31
    4.7      Litigation.......................................................31
    4.8      Securities and Banking Reports; Books and Records................32
    4.9      Absence of Certain Changes.......................................32
    4.10     Buildings and Equipment..........................................33
    4.11     Frankfort First Existing Contracts...............................33
    4.12     Investment Securities............................................33
    4.13     Contingent and Undisclosed Liabilities...........................33
    4.14     Insurance Policies...............................................34
    4.15     Employee Benefit Plans...........................................34
    4.16     No Violation of Law..............................................35
    4.17     Brokers..........................................................35
    4.18     Taxes............................................................35
    4.19     Real Estate......................................................36
    4.20     Governmental Approvals...........................................37
    4.21     No Pending Acquisitions..........................................37
    4.22     Labor Matters....................................................37
    4.23     Indebtedness.....................................................38
    4.24     Permits..........................................................38
    4.25     Disclosure.......................................................38
    4.26     Information Supplied.............................................38
    4.27     Vote Required....................................................38
    4.28     Opinion of Financial Advisor.....................................38
    4.29     Environmental Protection.........................................38

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF FIRST FEDERAL...............................39
    5.1      Organization and Capitalization; Business........................39
    5.2      Authorization; Enforceability....................................40
    5.3      No Violation or Conflict.........................................40
    5.4      Litigation.......................................................40
    5.5      Brokers..........................................................41
    5.6      Governmental Approvals...........................................41
    5.7      Disclosure.......................................................41
    5.8      Information Supplied.............................................41
    5.9      Opinion of Financial Advisor.....................................41
    5.10     Cash Payment.....................................................41
    5.11     Compliance with Laws.............................................41

    5.12     Consummation.....................................................42
    5.13     Banking Reports; Books and Records...............................42
    5.14     Absence of Certain Changes.......................................42
    5.15     First Federal Existing Contracts.................................43
    5.16     Contingent and Undisclosed Liabilities...........................43
    5.17     Taxes............................................................43
    5.18     Real Estate......................................................44
    5.19     No Pending Acquisitions..........................................44
    5.20     Environmental Protection.........................................44
    5.21     Title to Assets; Leases..........................................45
    5.22     Buildings and Equipment..........................................45
    5.23     Indebtedness.....................................................46

ARTICLE VI
CONDUCT OF BUSINESS BY FRANKFORT FIRST PENDING THE MERGER.....................46
    6.1      Carry on in Regular Course.......................................46
    6.2      Use of Assets....................................................46
    6.3      No Default.......................................................46
    6.4      Insurance Policies...............................................46
    6.5      Employment Matters...............................................46
    6.6      Contracts and Commitments........................................47
    6.7      Indebtedness; Investments........................................47
    6.8      Preservation of Relationships....................................47
    6.9      Compliance with Laws.............................................47
    6.10     Taxes............................................................47
    6.11     Amendments.......................................................47
    6.12     Issuance of Stock; Dividends; Redemptions........................48
    6.13     Policy Changes...................................................48
    6.14     Acquisition Transactions.........................................48
    6.15     First Federal Options............................................48

ARTICLE VII
CONDITIONS PRECEDENT TO THE MERGER............................................49
    7.1      Conditions to Each Parties Obligations to Effect the Merger......49
    7.2      Conditions to Obligation of First Federal........................50
    7.3      Conditions to Obligation of Frankfort First......................51

ARTICLE VIII
TERMINATION; MISCELLANEOUS....................................................53
    8.1      Termination......................................................53
    8.2      Rights on Termination; Waiver....................................54
    8.3      Survival of Representations, Warranties and Covenants............54
    8.4      Entire Agreement; Amendment......................................54
    8.5      Expenses.........................................................55
    8.6      Governing Law....................................................56
    8.7      Assignment.......................................................56

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    8.8      Notices..........................................................56
    8.9      Counterparts; Headings...........................................57
    8.10     Interpretation...................................................57
    8.11     Severability.....................................................57
    8.12     Specific Performance.............................................57
    8.13     No Reliance......................................................58
    8.14     Further Assurances...............................................58

EXHIBITS
    Exhibit 1     Form of Voting Agreement
    Exhibit 2     Form of Affiliate's Letters
    Exhibit 3     Directors and Officers of SHC
    Exhibit 4     Form of Frankfort First Replacement Employment Agreement

                               AGREEMENT OF MERGER


         THIS AGREEMENT OF MERGER is made as of this 15th day of July, 2004 by and among FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION and FRANKFORT FIRST BANCORP, INC.

                                    RECITALS

         WHEREAS, the respective Boards of Directors of First Federal and Frankfort First have approved this Agreement by the requisite vote imposed by Law, and deem it advisable and in the best interest of their respective institutions and members or stockholders, as the case may be, to consummate the reorganization provided for herein, pursuant to which Merger Corp. will merge with and into Frankfort First, which will be the surviving corporation in the Merger, and in connection therewith the stockholders of Frankfort First will receive SHC Common Stock and/or cash in exchange for their shares of Frankfort First Common Stock;

         WHEREAS, as a condition and inducement to First Federal's willingness to enter into this Agreement, First Federal has entered into a separate Voting Agreement (in the form attached as Exhibit 1 hereto) with each of the directors and executive officers of Frankfort First providing that each such person shall vote, or cause to be voted, all shares of Frankfort First Common Stock which such person beneficially owns for approval of the Merger as contemplated herein.

         WHEREAS, the Board of Directors of Frankfort First has directed that this Agreement and the transactions described in this Agreement be submitted for approval at the Frankfort First Meeting;

         WHEREAS,   the  Merger  will  be  conducted  in  connection   with  the
Reorganization; and

         WHEREAS, the transactions provided herein are subject to various regulatory approvals and other conditions specified herein.

         NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:


                                    ARTICLE I
                                   DEFINITIONS

         When used in this Agreement, the following terms shall have the meanings specified:

         Acquisition.  "Acquisition"  shall mean any of the following  involving
         -----------
Frankfort First or the Bank on the one hand, or First Federal on the other hand, other than the Merger or the Reorganization:

            (a) any merger, consolidation, share exchange, business combination or other similar transaction;

            (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of assets in a single transaction or series of related transactions, excluding from this calculation any such transactions undertaken in the ordinary course of business and consistent with past practice;

            (c) any sale of 10% or more of the outstanding shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or an agreement or instrument evidencing, the right to acquire capital stock);

            (d) any tender offer or exchange offer for 10% or more of the outstanding shares of capital stock or the filing of a registration statement under the Securities Act in connection therewith;

            (e) In the case of Frankfort First, any solicitation of proxies in opposition to approval by its shareholders of the Merger;

            (f) The filing of an acquisition application (or the giving of acquisition notice), whether in draft or final form, under HOLA with respect to it;

            (g) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations of the SEC promulgated thereunder) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the then outstanding shares of capital stock; or

            (h) any public announcement of a proposal, plan or intention to do any of the foregoing.

         Acquisition Proposal.  "Acquisition  Proposal" shall mean the making of
         --------------------
any proposal by any Person concerning an Acquisition.

         Affiliate.  "Affiliate"  shall mean,  with  respect to any Person,  any
         ---------
other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the first Person, including without limitation all directors and executive officers of the first Person.

         Affiliate  Letter.  "Affiliate  Letter"  shall mean a letter  from each
         -----------------
Affiliate of Frankfort First  substantially in the form of Exhibit 2 attached to
                                                           ---------
this Agreement.

         Agreement.  "Agreement"  shall mean this Agreement of Merger,  together
         ---------
with the Exhibits attached hereto and together with the Disclosure Schedules, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

         Announcement.  "Announcement"  shall mean any public  notice,  release,
         ------------
statement or other communication to employees, suppliers, customers, members, stockholders, the general public, the press or any securities exchange or quotation system relating to the negotiation and preparation of this Agreement or the transactions contemplated hereby.

         Bank.  "Bank" shall mean First  Federal  Savings Bank of  Frankfort,  a
         ----
federally chartered savings bank headquartered in Frankfort, Kentucky, which is a wholly owned subsidiary of Frankfort First.

         Buildings.  "Buildings" shall mean all buildings,  fixtures, structures
         ---------
and improvements (including without limitation stand-alone automated teller machines or similar devices) used by a Person or an Affiliate and located on the Person's Real Estate.

         CERCLA.  "CERCLA" shall mean the Comprehensive  Environmental Response,
         ------
Compensation and Liability Act of 1980, as the same may be in effect from time to time.

         Closing.  "Closing"  shall mean the conference to be held at 9:00 a.m.,
         -------
Eastern Time, on the Closing Date at the offices of Muldoon Murphy Faucette & Aguggia LLP, 5101 Wisconsin Avenue, NW, Washington, DC 20016, or such other time and place as the parties may mutually agree to in writing, at which the transactions contemplated by this Agreement shall be consummated.

         Closing Date.  "Closing Date" shall mean the date of the Effective Time
         ------------
or such other date as the parties may mutually agree to in writing.

         Code.  "Code" shall mean the Internal Revenue Code of 1986, as amended,
         ----
as the same may be in effect from time to time.

         Confidentiality Agreement.  "Confidentiality  Agreement" shall mean the
         -------------------------
letter agreement regarding confidentiality and related issues between First Federal and Frankfort First dated July 1, 2004.

         Contracts.  "Contracts"  shall mean all of the  contracts,  agreements,
         ---------
leases, relationships and commitments, written or oral, to which the relevant Person is a party or by which it is bound.

         Control.  "Control," as used with respect to any Person, shall mean the
         -------
possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. "Control," as used with respect to securities or other property, shall mean the power to exercise or direct the exercise of any voting rights associated therewith, or the power to dispose or direct the disposition thereof, or both.

         DGCL.  "DGCL"  shall mean the General  Corporation  Law of the State of
         ----
Delaware.

         Disclosure Schedules.  "Disclosure  Schedules" shall mean the Frankfort
         --------------------
First Disclosure Schedule and the First Federal Disclosure Schedule.

         Dissenting  Shares.  "Dissenting  Shares"  shall  mean  any  shares  of
         ------------------
Frankfort First Common Stock held by a holder who dissents from the Frankfort First Merger and becomes entitled to demand appraisal rights for the value of such shares of Frankfort First Common Stock pursuant to Section 262 of the DGCL.

         ESOP.  "ESOP" shall mean an employee stock  ownership plan sponsored by
         ----
First Federal and that will buy SHC Common Stock in the Reorganization.

         Employee Benefit Plans. "Employee Benefit Plans" shall mean any pension
         ----------------------
plan, profit sharing plan, bonus plan, incentive compensation plan, deferred compensation plan, stock ownership plan, stock purchase plan, stock option plan, stock appreciation plan, employee benefit plan, employee benefit policy, retirement plan, fringe benefit program, insurance plan, severance plan, disability plan, health care plan, sick leave plan, death benefit plan, or any other plan or program to provide retirement income, fringe benefits or other benefits to former or current employees of the relevant Person.

         Environmental  Claim.  "Environmental  Claim"  shall  mean  any and all
         --------------------
administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, Liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any Person alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from: (A) the presence, or release into the environment, of any Hazardous Materials at any location, whether or not owned by a Person or any of its Subsidiaries; or (B) circumstances forming the basis of any violation or alleged violation, of any Environmental Law; or (C) any and all claims by any Person seeking damages, contribution, indemnification, cost, recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

         Environmental Laws. "Environmental Laws" shall mean all federal, state,
         ------------------
local or foreign statute, Law, rule, ordinance, code, policy, guideline, rule of common law and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, Laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

         Environmental    Permits.    "Environmental    Permits"    shall   mean
         ------------------------
environmental,   health  and  safety  permits  and  governmental  authorizations necessary for their operations of a Person under Environmental Laws.

         Equipment.  "Equipment" shall mean all equipment,  boilers,  furniture,
         ---------
fixtures, motor vehicles, furnishings, office equipment, computers and other items of tangible personal property owned by the relevant Person which are either presently used, or are used on the Closing Date, by the relevant Person in the conduct of its business.

         ERISA.  "ERISA" shall mean the Employee  Retirement Income Security Act
         -----
of 1974, as the same may be in effect from time to time.

         Exchange Act. "Exchange Act" shall mean the Securities  Exchange Act of
         ------------
1934, as amended, as the same may be in effect from time to time.

         FDIC. "FDIC" shall mean the Federal Deposit Insurance Corporation.
         ----

         FHLB of Cincinnati.  "FHLB of  Cincinnati"  shall mean the Federal Home
         ------------------
Loan Bank of Cincinnati, Cincinnati, Ohio.

         First Federal.  "First  Federal"  shall mean First Federal  Savings and
         -------------
Loan Association, a federally chartered mutual savings and loan association headquartered in Hazard, Kentucky, and shall include any successor stock savings and loan association pursuant to the Reorganization.

         First Federal Disclosure Schedule.  "First Federal Disclosure Schedule"
         ---------------------------------
shall mean the disclosure schedule, dated the date of this Agreement, delivered by First Federal to Frankfort First contemporaneously with the execution and delivery of this Agreement and as the same may be amended from time to time after the date of this Agreement and prior to the Closing Date in accordance with the terms of this Agreement.

         First Federal Existing  Contracts.  "First Federal Existing  Contracts"
         ---------------------------------
shall mean those Contracts which are listed pursuant to Section 5.15 of this Agreement on the First Federal Disclosure Schedule.

         First  Federal   Existing   Indebtedness.   "First   Federal   Existing
         ----------------------------------------
Indebtedness" shall mean all Indebtedness of First Federal and the First Federal Subsidiaries, all of which is listed on the First Federal Disclosure Schedule.

         First Federal Existing Liens. "First Federal Existing Liens" shall mean
         ----------------------------
all Liens affecting any of the assets and properties of First Federal or any First Federal Subsidiary except for Liens for current taxes not yet due and payable, pledges to secure deposits and such imperfections of title, easements and other encumbrances, if any, as do not materially detract from the value of or substantially interfere with the present use of the property affected thereby, all of which are listed and briefly described on the First Federal Disclosure Schedule.

         First Federal Existing Litigation.  "First Federal Existing Litigation"
         ---------------------------------
shall mean all pending or, to the Knowledge of First Federal, threatened claims, suits, audit inquiries, charges, workers compensation claims, litigation, arbitrations, proceedings, governmental investigations, citations and actions of any kind against First Federal or any First Federal Subsidiary, or affecting any assets or the business of First Federal or any First Federal Subsidiary, all of which are listed and briefly described on the First Federal Disclosure Schedule.

         First Federal Real Estate.  "First  Federal Real Estate" shall mean the
         -------------------------
parcels of real property identified in the legal descriptions set forth in the Frankfort First Disclosure Schedule.

         Fraction  Payment.  "Fraction  Payment"  shall  mean any cash  paid for
         -----------------
fractional share interests paid pursuant to Section 2.10(e) of this Agreement.

         Frankfort First.  "Frankfort First" shall mean Frankfort First Bancorp,
         ---------------
Inc., a Delaware corporation which is registered as a unitary savings and loan holding company under HOLA and the rules and regulations of the OTS promulgated thereunder.

         Frankfort First Common Stock. "Frankfort First Common Stock" shall mean
         ----------------------------
all of the authorized shares of common stock, $.01 par value per share, of Frankfort First.

         Frankfort  First  Disclosure  Schedule.   "Frankfort  First  Disclosure
         --------------------------------------
Schedule" shall mean the disclosure schedule, dated the date of this Agreement, delivered by Frankfort First to First Federal contemporaneously with the execution and delivery of this Agreement and as the same may be amended from time to time after the date of this Agreement and prior to the Closing Date in accordance with the terms of this Agreement.

         Frankfort First Executives. "Frankfort First Executives" shall mean the
         --------------------------
individuals who serve as executive officers of Frankfort First or the Bank.

         Frankfort   First  Existing   Contracts.   "Frankfort   First  Existing
         ---------------------------------------
Contracts" shall mean those Contracts which are listed pursuant to Section 4.11 of this Agreement on the Frankfort First Disclosure Schedule.

         Frankfort  First  Existing  Employment  Agreements.   "Frankfort  First
         --------------------------------------------------
Existing Employment Agreements" shall mean the employment agreements by and between the Bank, Frankfort First and any of the Frankfort First Executives, identified on the Frankfort First Disclosure Schedule.

         Frankfort  First  Existing  Indebtedness.   "Frankfort  First  Existing
         ----------------------------------------
Indebtedness" shall mean all Indebtedness of Frankfort First and the Frankfort First Subsidiaries, all of which is listed on the Frankfort First Disclosure Schedule.

         Frankfort First Existing Liens.  "Frankfort First Existing Liens" shall
         ------------------------------
mean all Liens affecting any of the assets and properties of Frankfort First or any Frankfort First Subsidiary except for Liens for current taxes not yet due and payable, pledges to secure deposits and such imperfections of title, easements and other encumbrances, if any, as do not materially detract from the value of or substantially interfere with the present use of the property affected thereby, all of which are listed and briefly described on the Frankfort First Disclosure Schedule.

         Frankfort  First  Existing   Litigation.   "Frankfort   First  Existing
         ---------------------------------------
Litigation" shall mean all pending or, to the Knowledge of Frankfort First, threatened claims, suits, audit inquiries, charges, workers compensation claims, litigation, arbitrations, proceedings, governmental investigations, citations and actions of any kind against Frankfort First or any Frankfort First Subsidiary, or affecting any assets or the business of Frankfort First or any Frankfort First Subsidiary, all of which are listed and briefly described on the Frankfort First Disclosure Schedule.

         Frankfort First Existing Plans.  "Frankfort First Existing Plans" shall
         ------------------------------
mean all Employee Benefit Plans of Frankfort First and the Frankfort First Subsidiaries and any Employee Benefit Plans of such entities that have been terminated since July 1, 2001, all of which are listed on the Frankfort First Disclosure Schedule.

         Frankfort  First  Meeting.  "Frankfort  First  Meeting"  shall mean the
         -------------------------
special or annual meeting of the Frankfort First Shareholders for the purpose of approving the Merger, this Agreement and the transactions contemplated by this Agreement, and for such other purposes as may be necessary or desirable.

         Frankfort First Real Estate.  "Frankfort  First Real Estate" shall mean
         ---------------------------
the parcels of real property identified in the legal descriptions set forth in the Frankfort First Disclosure Schedule.

         Frankfort First  Replacement  Employment  Agreement.  "Frankfort  First
         ---------------------------------------------------
Replacement   Employment  Agreement"  shall  mean  an  employment  agreement  in substantially  the form of Exhibit 4 attached to this  Agreement,  to be entered
                           ---------
into at the Closing and to be effective as of the Effective Time, by and between the Bank and any one or more of the Frankfort First Executives, all as provided in Section 3.11 of this Agreement.

         Frankfort First Shareholders. "Frankfort First Shareholders" shall mean
         ----------------------------
all Persons owning shares of Frankfort First Common Stock on the relevant date of inquiry.

         Frankfort First Stock Option Plan.  "Frankfort First Stock Option Plan"
         ---------------------------------
shall mean the Frankfort First Bancorp, Inc. 1995 Stock Option and Incentive Plan, as amended.

         Frankfort  First Stock Options.  "Frankfort  First Stock Options" shall
         ------------------------------
mean all options to purchase shares of Frankfort First Common Stock granted pursuant to the Frankfort First Stock Option Plan that are outstanding as of the relevant time of inquiry, whether or not such options are exercisable prior to the Effective Time.

         Frankfort First Subsidiaries. "Frankfort First Subsidiaries" shall mean
         ----------------------------
those Subsidiaries of Frankfort First listed on the Frankfort First Disclosure Schedule pursuant to Section 4.1(c) of this Agreement.

         Hazardous  Materials.   "Hazardous   Materials"  shall  mean:  (a)  any
         --------------------
petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls (PCBs) and radon gas; (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes, restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any Environmental Law; and
(c) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated by any governmental authority.

         HOLA.  "HOLA" shall mean the Home Owners' Loan Act of 1933, as the same
         ----
may be in effect from time to time, including the rules and regulations of the OTS promulgated thereunder.

         Indebtedness.  "Indebtedness" shall mean all liabilities or obligations
         ------------
(except deposit accounts) of the relevant Person, whether primary or secondary, absolute or contingent: (a) for borrowed money; (b) evidenced by notes, bonds, debentures or similar instruments; or (c) secured by Liens on any assets of the relevant Person.

         Investment   Securities.   "Investment   Securities"   shall  mean  all
         -----------------------
investment securities of the relevant Person permitted to be held by the relevant Person under Law.

         IRS. "IRS" shall mean the United States Internal Revenue Service.
         ---

         Knowledge.  "Knowledge"  of a Person  shall mean,  for purposes of this
         ---------
Agreement, when any fact or matter is stated to be "to the Knowledge" of that Person or words of similar import, the actual knowledge of the existence or nonexistence of such fact or matter by the executive officers and the Person and its Subsidiaries.

         Law.  "Law" shall mean any federal,  state,  local or other law,  rule,
         ---
regulation, policy or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder by any regulatory agencies or other Persons.

         Lien.  "Lien" shall mean, with respect to any asset:  (a) any mortgage,
         ----
pledge, lien, charge, claim, restriction, reservation, condition, easement, covenant, lease, encroachment, title defect, imposition, security interest or other encumbrance of any kind; and (b) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset.

         Material  Adverse  Effect.  "Material  Adverse  Effect"  shall mean any
         -------------------------
change or effect that is or is reasonably likely to be materially adverse to the business, operations, properties (including intangible properties), condition (financial or otherwise), assets, liabilities (including contingent liabilities) or prospects of the relevant Person and its Subsidiaries, taken as a whole.

         Material  Contract.  "Material  Contract"  shall mean any Contract of a
         ------------------
Person or any of its subsidiaries which constitutes:

            (a) a lease of, or agreement to purchase or sell, any capital assets involving in excess of $10,000 as to any asset or $25,000 in the aggregate;

            (b) any management, consulting, employment, personal service, severance, agency or other contract or contracts providing for employment or rendition of services and which: (i) are in writing, or (ii) create other than an at will employment relationship; or (iii) provide for any commission, bonus, profit sharing, incentive, retirement, consulting or additional compensation;

            (c) any agreements or notes evidencing any Indebtedness;

            (d) a power of attorney (whether revocable or irrevocable) given to any other person by the Person that is in force;

            (e) an agreement by the Person not to compete in any business or in any geographical area;

            (f) an agreement restricting the Person's right to use or disclose any information in its possession;

            (g) a partnership, joint venture or similar arrangement;

            (h) a license involving payments in excess of $1,000;

            (i) an agreement or arrangement with any Affiliate which is not a Subsidiary;

            (j) an agreement for data processing services;

            (k) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or other regulatory order or decree with or by the SEC, OTS, FDIC, or any other regulatory authority; or

            (l) any other agreement or set of related agreements or series of agreements which: (i) involve an amount in excess of $10,000 on an annual basis or $25,000 in the aggregate; or (ii) is not in the ordinary course of business of the Person or any Subsidiary of the Person.

            Merger. "Merger" shall mean the merger of Merger Corp. with and into
            ------
Frankfort First pursuant to this Agreement.

            Merger Corp. "Merger Corp." shall mean a Delaware  corporation to be
         --------------
formed by SHC immediately following the Reorganization for the purpose of effecting the transactions contemplated by this Agreement.

         NASDAQ.  "NASDAQ"  shall mean the National  Association  of  Securities
         ------
Dealers, Inc. Automated Quotation system.

         OTS. "OTS" shall mean the Office of Thrift  Supervision,  United States
         ---
Department of the Treasury, or any successor agency.

         Permits.  "Permits"  shall  mean  all  licenses,   permits,  approvals,
         -------
franchises, qualifications, permissions, agreements, orders and governmental authorizations required for the conduct of the business of the relevant Person.

         Permitted Liens.  "Permitted Liens" shall mean those Frankfort First or
         ---------------
First Federal Existing Liens which are expressly noted as Permitted Liens on a Disclosure Schedule.

         Person. "Person" shall mean a natural person, corporation, bank, trust,
         ------
partnership, association, governmental entity, agency or branch or department thereof, or any other legal entity.

         Proxy  Statement.  "Proxy  Statement" shall mean the proxy statement of
         ----------------
Frankfort First to be filed with the SEC and to be distributed to the Frankfort First Shareholders in connection with the Frankfort First Special Meeting and the approval of the Merger by the Frankfort First Shareholders, which shall also constitute the prospectus of Merger Corp. filed as a part of the Registration Statement.

         Registration   Statement.   "Registration   Statement"   shall  mean  a
         ------------------------
registration statement on Form S-4 (or other appropriate form) to be filed under the Securities Act by Merger Corp. in connection with the Merger for purposes of registering any shares of SHC Common Stock to be issued in the Merger pursuant to this Agreement.

         Regulatory  Approvals.  "Regulatory  Approvals"  shall  mean all of the
         ---------------------
approvals which are conditions precedent to consummating the Merger and the Reorganization, as specified in Section 7.1(c) of this Agreement.

         Release.  "Release" shall mean any release,  spill, emission,  leaking,
         -------
injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

         SAIF. "SAIF" shall mean the Savings  Association  Insurance Fund of the
         ----
FDIC.

         SEC.  "SEC"  shall  mean the  United  States  Securities  and  Exchange
         ---
Commission.

         Securities Act. "Securities Act" shall mean the Securities Act of 1933,
         --------------
as amended, as the same may be in effect from time to time.

         SHC.  "SHC" shall mean the federal  corporation  that will serve as the
         ---
"subsidiary holding company," as defined in 12 C.F.R. Section 575.1(q), for First Federal and the Bank following the Reorganization.

         SHC Common Stock.  "SHC Common Stock" shall mean the Common Stock, $.01
         ----------------
par value per share, of SHC.

         Subsidiary.   "Subsidiary"   shall  mean  any  corporation,   financial
         ----------
institution, joint venture, partnership, limited liability company, trust or other business entity: (i) 25% or more of any outstanding class of whose voting interests is directly or indirectly owned by the relevant Person, or is held by it with power to vote; (ii) the election of a majority of whose directors, trustees, general partners or comparable governing body is controlled in any manner by the relevant Person; or (iii) with respect to the management or policies of which the relevant Person has the power, directly or indirectly, to exercise a controlling influence. Subsidiary shall include an indirect Subsidiary of the relevant Person which is controlled in any manner specified above through one or more corporations or financial institutions which are themselves Subsidiaries.

         Other Defined Terms. The following  additional terms are defined in the
         -------------------
specific Section to which they relate:

              TERM                                   SECTION
-----------------------------------                  -------
Cash Election                                        2.8(d)
Cash Election Shares                                 2.8(d)
Cash Value                                           2.8(a)(i)
COBRA                                                3.12(d)
Disclosure Schedule Change                           3.2(d)
Effective Time                                       2.3
Election Deadline                                    2.8(j)
Exchange Agent                                       2.10(a)
Exchange Fund                                        2.10(a)
Exchange Ratio                                       2.8(a)(ii)
First Federal Reports                                5.13
Form of Election                                     2.8(d)
Frankfort First Approvals                            4.1
Frankfort First Certificates                         2.8(g)
Frankfort First Reports                              4.8
Indemnified Parties                                  3.5(a)
Initial Mailing Record Date                          2.8(h)
Letter of Transmittal                                2.10(b)(i)
Liquidation                                          2.15
Maximum Stock Number                                 2.8(a)(iii)
Merger Consideration                                 2.8(a)(iv)
MHC                                                  2.15(d)
Non-Election                                         2.8(d)
Non-Election Shares                                  2.8(d)
Outstanding SHC Common Stock                         2.8(a)(iii)
Reorganization                                       2.15
Representative                                       2.8(d)
Stock Bank                                           2.15(d)
Stock Election                                       2.8(d)
Stock Election Shares                                2.8(d)
Stock Fraction                                       2.8(e)(ii)(A)
Termination Event                                    8.5(c)

                                   ARTICLE II
                                   THE MERGER

         2.1  The Merger. This Agreement provides for the merger of Merger Corp.
              ----------
with and into Frankfort First, whereby the stock of Frankfort First and Merger Corp. outstanding as of the Effective Time will be converted as described herein. The Merger shall be effected pursuant to the provisions of the DGCL, and shall have the effects provided in the DGCL.

         2.2  Effect of the Merger.
              --------------------
              (a) At the Effective Time, the effect of the Merger shall be as provided in the DGCL, including the effects described in Sections 2.2(b) and 2.2(c) of this Agreement.

              (b) The corporate identity, existence, purposes, powers, franchises, privileges, assets, properties and rights of both Frankfort First and Merger Corp. shall be merged into and continued in Frankfort First, and Frankfort First shall be fully vested therewith.

              (c) At the Effective Time, Frankfort First shall possess all the rights, privileges, powers and franchises as well as of a public as of a private nature, and shall be subject to all the restrictions, disabilities and duties of Frankfort First and Merger Corp., and all the rights, powers and franchises of Frankfort First and Merger Corp. and all property, real, personal and mixed, and all debts due to Frankfort First or Merger Corp. on whatever account, as well as for stock subscriptions and all other things in action belonging to Frankfort First and Merger Corp., shall be vested in Frankfort First; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of Frankfort First as they were of Frankfort First or Merger Corp.; and the title to any real estate vested by deed or otherwise in Frankfort First or Merger Corp. shall not revert or be in any way impaired by reason of the Merger; provided, however, that all rights of creditors and Liens upon any property of either Frankfort First or Merger Corp. shall be preserved unimpaired, and all debts, liabilities and duties of Frankfort First or Merger Corp. shall thenceforth attach to Frankfort First and may be enforced against Frankfort First to the same extent as if said debts, liabilities and duties had been incurred or contracted by Frankfort First.

         2.3 Effective Time. The consummation of the Merger shall be effected as
             --------------
promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VII of this Agreement. The Merger shall become effective on the date and time specified in a Certificate of Merger to be filed with the Secretary of State of the State of Delaware. The date and time on which the Merger shall become effective is referred to in this Agreement as the "Effective Time."

         2.4  Charter and Bylaws of Frankfort First.
              -------------------------------------

              (a) The Charter of Frankfort First as in effect immediately prior to the Effective Time shall be the Charter of Frankfort First immediately after the Effective Time.

              (b) The Bylaws of Frankfort First as in effect immediately prior to the Effective Time shall be the Bylaws of Frankfort First immediately after the Effective Time.

         2.5 Charter and Bylaws of the Bank; Offices of the Bank.
             ---------------------------------------------------

              (a) The Charter and Bylaws of the Bank in force immediately prior to the Effective Time initially shall be the Charter and Bylaws of the Bank immediately following the Effective Time.

              (b) The location of the main office of the Bank immediately prior to the Effective Time initially shall continue as the main office of the Bank immediately following the Effective Time, and the location of each of the Bank's branch offices immediately prior to the Effective Time shall continue as a branch location of the Bank immediately following the Effective Time.

         2.6  Directors  and  Officers of SHC.  As of the  Effective  Time,  the
              -------------------------------
directors and officers of SHC shall be as set forth on Exhibit 3 to this Agreement. Prior to the Effective Time or at any time after the Effective Time up to the date that is three years following the Effective Time, in the event a director of SHC set forth on Exhibit 3 hereto is unable or unwilling to serve as a director of SHC, then a replacement director shall be selected (i) by the Frankfort First directors selected to serve as directors of the SHC following the Effective Time and listed on Exhibit 3 herein if the director who is unable or unwilling to serve is a current director of Frankfort First or a replacement director selected by the Frankfort First directors, or (ii) by the First Federal directors selected to serve as directors of the SHC following the Effective Time and listed on Exhibit 3 herein if the director who is unable or unwilling to serve is a current director of First Federal or a replacement director selected by the First Federal directors. Any replacement director shall be appointed to the same class of directors as the director who is being replaced.

         2.7 Capital Stock of Merger Corp. At the Effective  Time, each share of
             ----------------------------
common stock of Merger Corp. then issued and outstanding, without any action on the part of the holder thereof, shall be converted into an equal number of shares of Frankfort First Common Stock.

         2.8  Conversion of Frankfort First Common Stock.
              ------------------------------------------

                  (a)      Definitions. As used in this Agreement:
                           -----------

                           (i) "Cash Value" shall mean $23.50.

                           (ii) "Exchange Ratio" shall mean 2.35.

                           (iii)  "Maximum  Stock Number" shall mean a number of
shares of SHC Common Stock equal to 45% of the total of (i) the number of shares of SHC Common Stock to be issued to Frankfort First Shareholders in the Merger; and (ii) the number of shares of SHC Common Stock to be issued to purchasers of SHC Common Stock in the Reorganization (collectively, the "Outstanding SHC Common Stock"), provided that in the discretion of First Federal: (i) such percentage may be increased to up to 49% of the Outstanding SHC Common Stock in the event that upon completion of the offerings contemplated in the Reorganization First

Federal has not received orders for at least the minimum number of shares offered; and (ii) First Federal may elect to exclude any portion or all of the shares of SHC Common Stock purchased by the ESOP in the Reorganization from the Outstanding SHC Common Stock for purposes of calculating the Maximum Stock Number.

                           (iv) "Merger  Consideration" shall mean the shares of
SHC Common Stock issuable pursuant to this Section 2.8 of this Agreement and cash payable pursuant to this Section 2.8 of this Agreement.

                  (b) Conversion. At the Effective Time, by virtue of the Merger
                      ----------
and without any action on the part of Merger Corp., Frankfort First, First Federal or the holders of Frankfort First Common Stock, each share of Frankfort First Common Stock issued and outstanding at the Effective Time (except for Dissenting Shares and treasury stock which shall be canceled as described in
Section 2.8(k) of this Agreement) shall be converted into and become the right to receive:

                           (i) cash in the amount of the Cash Value; or

                           (ii) that number of shares of SHC Common  Stock equal
to the Exchange Ratio; or

                           (iii) a combination  of cash and shares of SHC Common
Stock determined in accordance with the provisions of this Section 2.8 of this Agreement.

                  (c) Maximum Number.  Notwithstanding  any other  provisions of
                      --------------
this Agreement, the number of shares of SHC Common Stock to be issued to holders of Frankfort First Common Stock in the Merger shall not exceed the Maximum Stock Number.

                  (d)   Elections.   Subject  to  the  allocation  and  election
                        ---------
procedures set forth in this Section 2.8 of this Agreement, each record holder immediately prior to the Effective Time of shares of Frankfort First Common Stock will be entitled in respect to all of the shares of Frankfort First Common Stock owned by such holder: (i) to elect to receive cash for such shares (a "Cash Election"); (ii) to elect to receive SHC Common Stock for such shares (a "Stock Election"); or (iii) to indicate that such record holder has no preference as to the receipt of cash or SHC Common Stock for such shares (a "Non-Election"). Shares of Frankfort First Common Stock covered by Cash Elections are referred to herein as "Cash Election Shares," shares of Frankfort First Common Stock covered by Stock Elections are referred to herein as "Stock Election Shares," and shares of Frankfort First Common Stock covered by Non-Elections are referred to herein as "Non-Election Shares." In addition, the parties may subsequently agree to permit an election that would be part cash with the remainder being part SHC Common Stock, with the exact proportions of cash and SHC Common Stock to be determined by the parties hereto. All such elections shall be made on a form designed by First Federal, which is reasonably satisfactory to Frankfort First, for that purpose (a "Form of Election"). Holders of record of shares of Frankfort First Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of Frankfort First Common Stock held by each Representative for a particular beneficial owner. Shareholders who are not Representatives must make a single election for all shares of Frankfort First Common Stock held by them.

                  (e) Stock Elections in Excess of Maximum Stock Number.  If the
                      -------------------------------------------------
aggregate number of Stock Election Shares multiplied by the Exchange Ratio exceeds the Maximum Stock Number:

                           (i) each Cash  Election  Share and each  Non-Election
Share shall be converted into the right to receive cash in the amount of the Cash Value; and

                           (ii) each Stock  Election  Share  shall be  converted
into the right to receive:

                                    (A) a number of shares of SHC  Common  Stock
equal to: (1) the Exchange Ratio; multiplied by (2) a fraction (the "Stock Fraction"), the numerator of which shall be the Maximum Stock Number and the denominator of which shall be the total number of Stock Election Shares multiplied by the Exchange Ratio, and

                                    (B) an  amount  in cash,  without  interest,
equal to: (1) the Cash Value; multiplied by (2) a fraction equal to one minus the Stock Fraction.

                                    (C)     Notwithstanding     the    foregoing
provisions, to avoid the ongoing expense of very small shareholder accounts, any Frankfort First Shareholder whose election would result in such Frankfort First Shareholder receiving less than 100 (or such smaller number as may be agreed upon by First Federal and Frankfort First) shares of SHC Common Stock shall have their Frankfort First Common Stock converted solely into cash. In that event, the proportions of cash and SHC Common Stock to be received by other Frankfort First Shareholders who have made a Stock Election shall be appropriately adjusted to reflect a pro rata allocation of remaining available cash and SHC Common Stock among such other Frankfort First Shareholders.

                  (f) Other.  In the event that Section 2.8(e) of this Agreement
                      -----
is not applicable: (i) each Cash Election Share shall be converted into the right to receive cash in the amount of the Cash Value; (ii) each Stock Election Share shall be converted into the right to receive a number of shares of SHC Common Stock equal to the Exchange Ratio; and (iii) each Non-Election Share shall be converted into the right to receive shares of SHC Common Stock and the right to receive cash on a proportionate basis in the total discretion of First Federal, provided that no Frankfort First Shareholder shall receive less than 100 (or such smaller number as may be agreed upon by First Federal and Frankfort First) shares of SHC Common Stock.

                  (g) Initial  Mailing.  First Federal and Frankfort  First will
                      ----------------
mail a Form of Election to all holders of record of shares of Frankfort First Common Stock as of a date mutually agreed to by Frankfort First and First Federal (the "Initial Mailing Record Date") which shall be approximately 45 calendar days prior to the anticipated Effective Time. Elections shall be made by holders of Frankfort First Common Stock by mailing to the Exchange Agent a Form of Election. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent and accompanied by the certificates representing the shares of Frankfort First Common Stock ("Frankfort First Certificates") as to which the election is being made (or by an appropriate guarantee of delivery of such certificates as set forth in such Form of Election from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such certificates are in fact delivered by the time set forth in such guarantee of delivery). First Federal will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of First Federal (or the Exchange Agent) in such matters shall be conclusive and binding. Neither First Federal nor the Exchange Agent will be under any obligation to notify any Person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by this Section 2.8 of this Agreement and all such computations shall be conclusive and binding on the holders of Frankfort First Common Stock absent manifest error in any such computation.

                  (h)  Nonsubmittal.  For  the  purposes  hereof,  a  holder  of
                       ------------
Frankfort First Common Stock who does not submit a Form of Election which is received by the Exchange Agent prior to the Election Deadline shall be deemed to have made a Non-Election. If First Federal or the Exchange Agent shall determine that any purported Cash Election or Stock Election was not properly made, such purported Cash Election or Stock Election shall be deemed to be of no force and effect and the Person making such purported Cash Election or Stock Election shall, for all purposes hereof, be deemed to have made a Non-Election.

                  (i)  Subsequent  Mailings.  First Federal and Frankfort  First
                       --------------------
shall each use its reasonable best efforts to promptly mail the Form of Election to all Persons who become holders of Frankfort First Common Stock during the period between the Initial Mailing Record Date and 10:00 a.m. Eastern time, on the date ten calendar days prior to the anticipated Effective Time and to make the Form of Election available to all Persons who become holders of Frankfort First Common Stock subsequent to such day and no later than the close of business on the third business day prior to the Effective Time.

                  (j) Election Deadline.  A Form of Election must be received by
                      -----------------
the Exchange Agent by the close of business on the third business day prior to the Effective Time (the "Election Deadline") in order to be effective. All elections will be irrevocable.

                  (k) Treasury Stock. Any shares of Frankfort First Common Stock
                      --------------
that are owned by Frankfort First or the Bank, except shares held in a fiduciary capacity, at the Effective Time shall be canceled and retired and cease to exist and no cash or shares of SHC Common Stock shall be issued or delivered in exchange therefor.

                  (l)  Adjustment.  In the event  that,  prior to the  Effective
                       ----------
Time, there is a reclassification, stock split or stock dividend with respect to outstanding SHC Common Stock or outstanding Frankfort First Common Stock, an appropriate and proportionate adjustment, if any, shall be made to any or one or more of the Cash Value or the Exchange Ratio.

         2.9  Frankfort  First  Stock  Options.  Upon  the  satisfaction  of all
              --------------------------------
conditions set forth in Article VII of this Agreement, immediately prior to the Effective Time, each holder of an option outstanding under the Frankfort First Stock Option Plan, whether or not the option is then exercisable, shall receive from Frankfort First in cancellation of such option (such cancellation to be reflected in a written agreement) a cash payment in an amount determined by multiplying the number of shares of Frankfort First Common Stock subject to option by such holder by an amount equal to the difference between the Cash Value and the per share exercise price of such option, net of any cash which must be withheld under federal and state income tax requirements. Immediately thereafter, Frankfort First shall cancel each such option. No cash payment for cancellation of existing stock options shall be payable without the prior review of First Federal.

         2.10 Exchange of Frankfort First Certificates.
              ----------------------------------------

                  (a)  Exchange  Agent.  As of the  Effective  Time,  SHC  shall
                       ---------------
deposit, or shall cause to be deposited, with a bank or trust company designated by SHC and reasonably acceptable to Frankfort First (the "Exchange Agent"), for the benefit of the holders of shares of Frankfort First Common Stock, for exchange in accordance with this Article II of this Agreement through the Exchange Agent: (i) certificates representing the aggregate number of shares of SHC Common Stock issuable pursuant to Section 2.8 of this Agreement; and (ii) cash representing the aggregate amount of cash payable pursuant to Section 2.8 of this Agreement; (such certificates for shares of SHC Common Stock, together with any dividends or distributions with respect thereto, such cash and any Fraction Payment, being hereinafter referred to as the "Exchange Fund").

                  (b)      Exchange Procedures.
                           -------------------

                           (i) At or  promptly  after the  Effective  Time,  SHC
shall cause the Exchange Agent to mail to each holder of record of a Frankfort First Certificate, other than holders of Dissenting Shares, which immediately prior to the Effective Time of Merger represented outstanding shares of Frankfort First Common Stock and which was not submitted to the Exchange Agent with a duly executed and completed Form of Election: (A) a letter of transmittal ("Letter of Transmittal") which shall specify that delivery shall be effected, and risk of loss and title to the Frankfort First Certificates shall pass, only upon delivery of the Frankfort First Certificates to the Exchange Agent and which shall be in such form and have such other customary provisions as SHC may reasonably specify and which are reasonably acceptable to Frankfort First; and
(B) instructions to effect the surrender of the Frankfort First Certificates in exchange for cash or shares of SHC Common Stock, or both, as described in this Agreement.

                           (ii) Upon surrender of a Frankfort First  Certificate
for cancellation to the Exchange Agent together with either a Form of Election or a Letter of Transmittal, in each case duly executed, and with such other documents as the Exchange Agent may reasonably require, the holder of such Frankfort First Certificate shall be entitled to receive, and SHC shall cause the Exchange Agent to promptly deliver in exchange therefor after the Effective
Time: (A) a
certificate representing that number of whole shares of SHC Common Stock to which such holder is entitled to receive in respect of such Frankfort First
Certificate pursuant to Section 2.8 of this Agreement; and (B) a check representing the cash that such holder is entitled to receive in respect of such Frankfort First Certificate pursuant to Section 2.8 of this Agreement; and (C) a check for any Fraction Payment. The Frankfort First Certificate so surrendered shall forthwith be canceled; provided, however, that fractional share interests of any one holder shall be aggregated to maximize the number of whole shares of SHC Common Stock to be issued and minimize the Fraction Payments.

                           (iii) In the  event of a  transfer  of  ownership  of
shares of Frankfort First Common Stock which is not registered in the transfer records of Frankfort First, a certificate representing the proper number of shares of SHC Common Stock, a check for the proper amount of cash that such holder is entitled to receive in respect of such Frankfort First Certificate pursuant to Section 2.8 of this Agreement and any Fraction Payment, shall be delivered to the transferee if the Frankfort First Certificate which represented such shares of Frankfort First Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

                           (iv) No interest  will be paid or accrued on the cash
and shares of SHC Common Stock to be issued pursuant to this Agreement, the cash in lieu of fractional shares, if any, and unpaid dividends and distributions on the shares of SHC Common Stock, if any, payable to Frankfort First Shareholders.

                           (v) If any  Frankfort  First  Certificate  shall have
been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Frankfort First Certificate to be lost, stolen or destroyed and, if required by SHC in its reasonable discretion, the posting by such Person of a bond in such reasonable amount as SHC may direct as indemnity against any claim that may be made against it with respect to such Frankfort First Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Frankfort First Certificate, a certificate representing the proper number of shares of SHC Common Stock and a check for the cash, in each case that such Frankfort First Shareholder has the right to receive pursuant to
Section 2.8 of this Agreement, and the Fraction Payment, if any, with respect to the shares of Frankfort First Common Stock formerly represented thereby, and unpaid dividends and distributions on the shares of SHC Common Stock, if any, as provided in this Article II of this Agreement.

                           (vi)  Until   surrendered  as  contemplated  by  this
Section 2.9 of this Agreement, each Frankfort First Certificate, other than Dissenting Shares, shall be deemed at all times after the Effective Time to represent only the right to receive upon surrender only the cash or shares of SHC Common Stock, or both, and any Fraction Payment.

                           (vii) Dissenting  Shares as to which appraisal rights
have been properly perfected shall be treated in the manner provided in Section 2.12.

                  (c) Distributions  with Respect to Unexchanged  Shares. If any
                      --------------------------------------------------
SHC Common Stock is issued pursuant to the Merger, no dividends or other distributions declared or made after the Effective Time with respect to SHC
Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Frankfort First Certificate with respect to the shares of SHC Common Stock represented thereby, and no Fraction Payment shall be paid to any such holder, until the holder of such Frankfort First Certificate has surrendered such Frankfort First Certificate to the Exchange Agent. Subject to the effect of any applicable Law, following the surrender of any such Frankfort First Certificate, there shall be paid to the holder of the surrendered Frankfort First Certificate, without interest: (i) promptly, any Fraction Payment to which such holder is entitled and the amount of dividends or other distributions with a record date after the Effective Time of Merger theretofore paid with respect to such whole shares of SHC Common Stock; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender payable with respect to such whole shares of SHC Common Stock.

                  (d) No Further  Rights in Frankfort  First Common  Stock.  All
                      ----------------------------------------------------
shares of SHC Common Stock issued and cash paid upon conversion of the Frankfort First Common Stock in accordance with the terms of this Agreement shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the Frankfort First Common Stock.

                  (e) No Fractional  Shares.  No fractional shares of SHC Common
                      ---------------------
Stock shall be issued in the Merger. All fractional share interests of a holder of more than one Frankfort First Certificate at the Effective Time shall be aggregated. If a fractional share interest results after such aggregation, each holder of a fractional interest shall be paid an amount in cash equal to the product obtained by multiplying such fractional interest by the Cash Value. Promptly after the determination of the amount of cash to be paid to holders of fractional interests, the Exchange Agent shall notify SHC and SHC shall deliver such amounts to such holders subject to and in accordance with the terms of
Section 2.10(c) of this Agreement.

                  (f)  Investment  of Exchange  Fund.  The Exchange  Agent shall
                       -----------------------------
invest any cash included in the Exchange Fund as directed by SHC. Any interest and other income resulting from such investments shall be paid to SHC. In the event the cash in the Exchange Fund shall be insufficient to fully satisfy all of the payment obligations to be made by the Exchange Agent hereunder, then SHC shall promptly deposit cash into the Exchange Fund in an amount which is equal to the deficiency in the amount of cash required to fully satisfy such payment obligations.

                  (g)  Termination of Exchange Fund. Any portion of the Exchange
                       ----------------------------
Fund which remains undistributed to the Frankfort First Shareholders after twelve (12) months after the Effective Time shall be delivered to SHC, upon demand, and any Frankfort First Shareholders who have not theretofore complied with this Article II of this Agreement shall thereafter look only to SHC for payment of their claim for cash or shares of SHC Common Stock, or both, any cash in lieu of fractional share interests and any dividends or distributions with respect thereto.

                  (h) No Liability.  Neither the Exchange Agent nor any party to
                      ------------
this Agreement shall be liable to any Frankfort First Shareholder for any shares
of  Frankfort   First

Common Stock or SHC Common Stock (or dividends or distributions with respect thereto) or cash delivered in accordance with applicable Law to a public official pursuant to any abandoned property, escheat or similar Law.

                  (i)  Withholding  Rights.  SHC shall be entitled to deduct and
                       -------------------
withhold from the consideration otherwise payable pursuant to this Agreement to any Frankfort First Shareholder such amounts as SHC is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by SHC, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Frankfort First Shareholder in respect of which such deduction and withholding was made by SHC.

                  (j) Uncertificated Shares. Notwithstanding any other provision
                      ---------------------
of this Agreement, the Form of Election and the Letter of Transmittal may, at the option of SHC, provide for the ability of a holder of one or more Frankfort First Certificates to elect that SHC Common Stock to be received in exchange for the Frankfort First Common Stock formerly represented by such surrendered Frankfort First Certificates be issued in uncertificated form.

                  (k) Stock  Transfer  Books.  At the Effective  Time, the stock
                      ----------------------
transfer books of Frankfort First shall be closed and there shall be no further registration of transfers of shares of Frankfort First Common Stock thereafter on the records of Frankfort First. From and after the Effective Time, the holders of Frankfort First Certificates outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Frankfort First Common Stock except as otherwise provided in this Agreement or by Law.

         2.11 Tax-Free Reorganization. The parties intend that this Agreement be
              -----------------------
a plan of reorganization within the meaning of Section 368(a) of the Code and that the Merger be a tax-free reorganization under Section 368(a) of the Code to the extent that shares of Frankfort First Common Stock are exchanged for shares of SHC Common Stock as described in this Agreement. No party shall voluntarily take or cause to be taken any action which would disqualify the Merger as a tax-free reorganization under Section 368 of the Code.

         2.12  Dissenting  Shares.  Any  Dissenting  Shares shall not, after the
               ------------------
Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions, shall not be entitled to receive Merger Consideration attributable to such Dissenting Shares and shall be entitled only to such rights as are set forth in the DGCL; provided however, that shares of Frankfort First Common Stock held by a dissenting stockholder who subsequently withdraws a demand for payment, fails to comply fully with the requirements of the DGCL, or otherwise fails to establish the appraisal rights of such stockholder under the DGCL shall be deemed to be converted into the right to receive the Merger Consideration attributable to such Dissenting Shares pursuant to the terms and conditions referred to above. All negotiations with respect to payment for Dissenting Shares shall be handled by First Federal.

         2.13     Meeting of Frankfort First Shareholders.
                  ---------------------------------------

                  (a) Frankfort First will promptly take all steps necessary to cause the Frankfort First Meeting to be duly called, noticed, and held as soon as practicable for the purpose of voting to approve this Agreement, the Merger and all matters related thereto. Frankfort First will use its best efforts to secure the required approval of its Shareholders.

                  (b) Merger Corp. and Frankfort First will prepare and file with the SEC the Registration Statement and the Proxy Statement, respectively, as soon as reasonably practicable after the date of this Agreement. First Federal and Frankfort First shall use reasonable best efforts to cause the Proxy Statement to be cleared for mailing, and the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. Frankfort First will cause to be mailed to its Shareholders a notice of the Meeting and the Proxy Statement as soon as practicable thereafter. First Federal and Frankfort First shall also take such action as may be reasonably required to cause any shares of SHC Common Stock issuable pursuant to the Merger to be registered or to obtain an exemption from registration or qualification under applicable state "blue sky" or securities Laws; provided, however, that Merger Corp. shall not be required to qualify as a foreign corporation or to file any general consent to service of process under the Laws of any jurisdiction. Each party to this Agreement will furnish to the other parties all information concerning itself as each such other party or its counsel may reasonably request and which is required or customary for inclusion in the Proxy Statement and the Registration Statement.

                  (c) The Proxy Statement shall include the recommendation of the Board of Directors of Frankfort First in favor of the Merger; provided, however, that if the Board of Directors of Frankfort First shall, in good faith and after consulting with its legal counsel, determine that to make such a recommendation would be a violation of its fiduciary obligations under applicable Law, then the Board of Directors of Frankfort First shall not be obligated to make any such recommendation.

         2.14 Liquidation Account and Sub-Accounts.  The liquidation account and
              ------------------------------------
sub-account balances of the Bank shall be continued for the benefit of certain account holders of the Bank who maintain their accounts in the Bank in the event of a complete liquidation of the Bank. The liquidation account balance shall be subject to downward adjustment to the extent of any downward adjustment to any sub-account balance in accordance with Section 563b.470 of the regulations of the OTS. A distribution of each sub-account balance may be made only in the event of a complete liquidation of the Bank and only out of funds available for such purpose after payment of all creditors but before any payments to stockholders.

         2.15  Reorganization.  In connection with the Merger, First Federal and
               --------------
Frankfort First will conduct a series of transactions, as set forth below (the "Reorganization"):

               (a) First Federal will organize an interim stock savings bank as a wholly owned subsidiary ("Interim One");

               (b) Interim One will organize a stock corporation, SHC, as a wholly owned subsidiary;

               (c) Interim One will organize an interim federal savings bank as a wholly owned subsidiary ("Interim Two");

               (d) First Federal will convert its charter to a federal stock savings and loan association charter, thereby becoming a stock savings and loan association ("Stock Bank"), and Interim One will exchange its charter for a federal mutual holding company charter to become the mutual holding company ("MHC") for SHC and Stock Bank following the Reorganization;

               (e) Interim Two will merge with and into the Stock Bank with the Stock Bank as the resulting institution;

               (f) former members of First Federal will become members of the MHC;

               (g) MHC will transfer 100% of the issued common stock of the Stock Bank to SHC in a capital distribution; and

               (h) SHC will issue a majority of its common stock to the MHC and sell shares of SHC Common Stock in subscription and community offerings.

         Immediately following consummation of the Reorganization, SHC will form Merger Corp. as a wholly owned subsidiary, and Merger Corp. will merge with and into Frankfort First pursuant to which each of the issued and outstanding shares of Frankfort First Common Stock shall be automatically by operation of law converted into the right to receive the consideration set forth in Section 2.8 herein and the issued and outstanding shares of Merger Corp. common stock shall be converted by operation of law into an equal number of newly issued shares of Frankfort First Common Stock all of which shall be owned by SHC. Immediately following the Merger, Frankfort First shall be liquidated into SHC (the "Liquidation").

         Therefore, as a result of the Reorganization, the Merger and the Liquidation, Bank and Stock Bank would become "sister" savings and loan associations owned by SHC. MHC would own at least 51% of the stock of SHC, and the new public shareholders, consisting of purchasers in the subscription and community offerings, the former shareholders of Frankfort First and the ESOP, together would own up to 49% of the outstanding SHC Common Stock.

         The amount of SHC Common Stock to be offered to the public would be determined so that the total of SHC Common Stock issued to Frankfort First Shareholders, new investors and the ESOP, as well as shares reserved for options or the other future compensation programs for directors and employees of SHC and its Subsidiaries, would constitute less than 50% of the total SHC Common Stock, and the balance would be owned by MHC.

         The Reorganization is subject to certain regulatory approvals. After the Reorganization is effected, First Federal agrees that it will assume and timely discharge any and all obligations, covenants and agreements of Frankfort First under this Agreement which are to be performed or discharged after the Effective Time, but which have not been fully performed or discharged as of the time the Reorganization is effected.

         2.16 Alternative Structure.  Notwithstanding anything in this Agreement
              ---------------------
to the contrary, First Federal may specify (subject to Frankfort First's approval, which shall not be unreasonably withheld) that any of its or MHC's direct or indirect subsidiaries, and Frankfort First and any of its direct or indirect subsidiaries shall enter into transactions other than those described in this Article II, in order to effect the purposes of this Agreement, and First Federal and Frankfort First shall take all action necessary and appropriate to effect, or cause to be affected, such transactions; provided, however, that (i) other than a change in structure required by a regulatory agency having jurisdiction over the transactions contemplated by this Agreement, no such specification shall materially and adversely affect the timing of the consummation of the transactions contemplated herein; or (ii) no such specifications shall materially and adversely affect the tax effect or economic benefits of the Merger to the holders of Frankfort First Common Stock or to First Federal's members or the fundamental structure of the mid-tier holding company in the Reorganization.

                                   ARTICLE III
                                OTHER AGREEMENTS

         3.1 Confidentiality; Access. The Confidentiality Agreement shall remain
             -----------------------
in full force and effect. Upon reasonable notice, each of Frankfort First and First Federal shall afford to the other's officers, employees, accountants, legal counsel and other representatives access, during normal business hours, to all of its and its Subsidiaries' properties, books, contracts, commitments and records; provided that Frankfort First and First Federal shall have the right to redact any information from such materials which relates to assessments, analyses or discussions of a possible Acquisition engaged in by it prior to the date of this Agreement, or which, relates to matters or issues concerning its evaluation of the Merger or its obligations under this Agreement, or that would impair its Board of Directors' ability to discharge its fiduciary duties.

         3.2      Disclosure Schedules.
                  --------------------

                  (a) Contemporaneously with the execution and delivery of this Agreement, Frankfort First is delivering to First Federal the Frankfort First
Disclosure Schedule. The Frankfort First Disclosure Schedule is deemed to constitute an integral part of this Agreement and to modify the representations, warranties, covenants or agreements of Frankfort First contained in this Agreement to the extent that such representations, warranties, covenants or agreements expressly refer to the Frankfort First Disclosure Schedule.

                  (b) Contemporaneously with the execution and delivery of this Agreement, First Federal is delivering to Frankfort First the First Federal Disclosure Schedule. The First Federal Disclosure Schedule is deemed to constitute an integral part of this Agreement and to modify the representations, warranties, covenants or agreements of First Federal contained in this Agreement to the extent that such representations, warranties, covenants or agreements expressly refer to the First Federal Disclosure Schedule.

                  (c) All capitalized terms used in the Disclosure Schedules shall have the definitions specified in this Agreement. All descriptions or listings of documents contained in the Disclosure Schedules are qualified in their entirety by reference to the documents so described, true copies of which heretofore have been delivered or made available to the other. Except as expressly stated to the contrary in the Disclosure Schedules, disclosure of a matter or document in a Disclosure Schedule shall not be deemed to be an acknowledgment that such matter is material or outside the ordinary course of business of the disclosing party. Disclosure of any matter or event in any of the schedules included in Disclosure Schedule shall be deemed disclosure for purposes of any and all other schedules included therein without the need of specific cross reference or duplication, provided, however, that disclosure of an agreement or other document in a listing of agreements or documents without any summary or description of the substance thereof shall be deemed disclosure only for purposes of the schedule in which such agreement or other document is listed.

                  (d) Updates.  Prior to the Closing Date,  each party shall, to
                      -------
the extent a matter required to be reported occurs, update its Disclosure Schedule on a monthly basis by written notice to the other to reflect any matters which have occurred from and after the date of this Agreement which, if existing on the date of this Agreement, would have been required to be described in the Disclosure Schedule. If requested by the recipient within 14 calendar days after receipt by it of an update to the other's Disclosure Schedule, the party providing the update shall meet and discuss with the recipient any update to the Disclosure Schedule which, in the reasonable judgment of the recipient, has or may reasonably be expected to have a Material Adverse Effect on the disclosing party or which may in any manner be materially adverse to the recipient (a "Disclosure Schedule Change").

         3.3 Duties  Concerning  Representations.  Each party to this  Agreement
             -----------------------------------
shall: (a) to the extent within its control, use best efforts to cause all of its representations and warranties contained in this Agreement to be true and correct in all respects at the Effective Time with the same force and effect as if such representations and warranties had been made on and as of the Effective Time; and (b) use best efforts to cause all of the conditions precedent set forth in Article VII of this Agreement to be satisfied. Neither party shall take any action, nor agree to commit to take any action, which would or reasonably can be expected to: (i) adversely affect the ability of either First Federal or Frankfort First to obtain the Regulatory Approvals; (ii) adversely affect a party's ability to perform its covenants or agreements under this Agreement; or
(iii) result in any of the conditions to the Merger set forth in Article VII not being satisfied.

         3.4 Deliveries of Information; Consultation. From time to time prior to
             ---------------------------------------
the  Effective  Time,  and subject to the  limitations  on access  rights  under
Section 3.1 of this Agreement and to the Confidentiality Agreement:

                  (a)  Deliveries.  Frankfort  First  and  First  Federal  shall
                       ----------
furnish promptly to the other: (i) a copy of each significant report, schedule and other document filed by or received by it or its Subsidiaries pursuant to the requirements of federal or state securities or banking Laws promptly after such documents are available; (ii) its consolidated monthly financial statements (as prepared in accordance with its normal accounting procedures) promptly after such financial statements are available; (iii) a summary of any action taken by its, or its Subsidiaries', Boards of

Directors, or any committee thereof; and (iv) all other significant information concerning its and its Subsidiaries' business, properties and personnel as the other may reasonably request.

                  (b) Consultation. Representatives of Frankfort First and First
                      ------------
Federal shall confer and consult with one another on a regular and frequent basis to report on operational matters and the general status of Frankfort First's and First Federal's ongoing business operations.

                  (c) Regulatory Matters. Representatives of Frankfort First and
                      ------------------
First Federal shall discuss with one another any matters directly affecting them in which any state or federal regulator of Frankfort First or First Federal or any of their Subsidiaries, is involved.

                  (d)  Litigation.  Each party to this  Agreement  shall provide
                       ----------
prompt notice to the other party of any litigation, arbitration, proceeding, governmental investigation, citation or action of any kind which may be commenced, threatened or proposed by any Person concerning the legality, validity or propriety of the transactions contemplated by this Agreement. If any such litigation is commenced against any party to this Agreement, the parties shall cooperate in all respects in connection with such litigation.

         3.5      Directors' and Officers' Indemnification and Insurance.
                  ------------------------------------------------------

                  (a)  Indemnification.  For a period of six (6) years following
                       ---------------
the Effective Time, SHC shall indemnify, and advance expenses in matters that may be subject to indemnification to, persons who served as directors or officers of Frankfort First or the Bank or any Frankfort First Subsidiaries on or before the Effective Time ("Indemnified Parties") with respect to liabilities and claims (and related expenses, including fees and disbursements of counsel) made against them resulting from their service as such prior to the Effective Time in accordance with and subject to the requirements and other provisions of the Charter and Bylaws of SHC in effect from time to time and applicable provisions of Law to the same extent as SHC will be obligated thereunder to indemnify and advance expenses to its own directors and officers with respect to liabilities and claims made against them resulting from their service.

                  (b)  Director  and  Officer  Liability  Insurance.  Subject to
                       --------------------------------------------
availability and a cost of not greater than 200% of the per annum premiums paid by Frankfort First for the policy year that includes the date of this Agreement, SHC shall permit Frankfort First and the Bank to purchase and keep in force for a period of at least three years following the Effective Time directors' and officers' liability insurance to provide coverage for acts or omissions of the type and in the amount currently covered by Frankfort First's and the Bank's existing directors' and officers' liability insurance for acts or omissions occurring on or prior to the Effective Time. Following the Effective Time, SHC shall cause its directors and officers and the directors and officers of Bank to be covered by SHC's director's and officer's liability insurance to the same extent as First Federal's directors and officers who serve as directors or officers of SHC or First Federal following the Reorganization, Liquidation and Merger.

                  (c) Parties Benefited.  The provisions of this Section 3.5 are
                      -----------------
intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives, and shall survive the Effective Time and any merger, consolidation or reorganization of SHC, including the Reorganization.

         3.6 Letters of Accountants.  Frankfort First shall use its best efforts
             ----------------------
to cause to be delivered to First Federal a letter of Grant Thornton LLP, Frankfort First's independent auditors, dated a date within three business days before the date on which the Registration Statement is declared effective, and addressed to First Federal, in form and substance reasonably satisfactory to First Federal and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and proxy statements similar to the Proxy Statement. First Federal shall use its best efforts to cause to be delivered to Frankfort First a letter of Grant Thornton LLP, First Federal's independent auditors, dated a date within three business days before the date on which the Registration Statement is declared effective, and addressed to First Federal and Frankfort First, in form and substance reasonably satisfactory to First Federal and Frankfort First and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and proxy statements similar to the Proxy Statement.

         3.7 Legal Conditions to Merger.  Each party to this Agreement will: (a)
             --------------------------
take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Merger (including making all filings and requests in connection with the Regulatory Approvals and furnishing all information required in connection therewith); (b) promptly cooperate with and furnish information to the other party in connection with any such requirements imposed upon any of them in connection with the Merger; and
(c) take all reasonable actions necessary to obtain (and will cooperate with the other party in obtaining) any consent, authorization, order or approval of, or any exemption by, any governmental entity or other public or private Person, required to be obtained by the parties to this Agreement in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

         3.8 Stock  Listings.  Frankfort  First  shall use its best  efforts  to
             ---------------
maintain the listing of Frankfort First Common Stock on the NASDAQ National Market System through the Effective Time.

         3.9  Announcements.  Subject  to each  party's  disclosure  obligations
              -------------
imposed by Law, Frankfort First and First Federal will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public Announcement or statement with respect thereto prior to consultation with the other party.

         3.10  Best  Efforts.  Subject  to the  terms  and  conditions  of  this
               -------------
Agreement and subject to the fiduciary duties of the Board of Directors of each party, each of the parties agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary or advisable to consummate the transactions contemplated by this Agreement including, but not limited to, the Reorganization, the Merger and the Liquidation.

         3.11     Employee And Managerial Matters.
                  -------------------------------

                  (a) Employees.  The Bank will continue to employ substantially
                      ---------
all present employees who are employed without employment contracts as employees at will, subject to the determinations of Bank management and the Bank's and SHC's boards of directors.

                  (b) SHC Executive Officers.  Following the Effective Time, the
                      ----------------------
Executive Officers of SHC shall be as set forth in Exhibit 3 hereto.

                  (c)  Frankfort  First   Replacement   Employment   Agreements.
                       --------------------------------------------------------
Frankfort First shall, with respect to each of the Frankfort First Executives who is a party to a Frankfort First Existing Employment Agreement, use its best efforts to cause them to enter into a Frankfort First Replacement Employment Agreement.

                  (d) Bank Officers and Directors. As of the Effective Time, the
                      ---------------------------
directors and executive officers of the Bank shall continue to be those persons serving in such capacities prior to the Effective Time.

         3.12     Employee Benefit Matters.
                  ------------------------

                  (a) Frankfort  First Defined Benefit Plan. The Frankfort First
                      -------------------------------------
Defined Benefit Plan shall continue, except to the extent inconsistent with Law, after the Merger for employees of Bank until such time as the Bank's Board of Directors elects to take alternative action.

                  (b) Health and Welfare Benefits.  After the Merger,  SHC shall
                      ---------------------------
continue, except to the extent not consistent with Law, the Bank's health and welfare benefit plans, programs, insurance and policies until such time as the Bank's Board of Directors elects to take alternative action.

                  (c) Replacement.  With respect to each employee and health and
                      -----------
welfare benefit plan or program that replaces a Frankfort First Existing Plan, for purposes of determining eligibility to participate and vesting, service with Frankfort First or an Affiliate of Frankfort First shall be treated as service with SHC; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Such service shall also apply for purposes of satisfying any waiting periods, actively-at-work requirements, and evidence of insurability requirements. No pre-existing condition limitations will apply to any of the Bank's employees or their dependents who were participants in the Frankfort First Existing Plans comparable to the plan in question at the Closing Date. Each of the Bank's continuing employees and their dependents shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been in accordance with the terms and conditions of the corresponding Frankfort First Existing Plan.

                  (d) COBRA. Until the Effective Time,  Frankfort First shall be
                      -----
liable for all obligations for continued health coverage pursuant to Section 4980B of the Code and Sections 601 through 609 of ERISA ("COBRA") with respect to each Frankfort First qualifying beneficiary (as defined in COBRA) who incurs a qualifying event (as defined in COBRA) before the Effective Time. SHC shall be liable for (i) all obligations for continued health coverage under COBRA with respect to each Frankfort First qualified beneficiary (as defined in COBRA) who incurs a qualifying event (as defined in COBRA) from and after the Effective Time, and (ii) for continued health coverage under COBRA from and after the Effective Time for each Frankfort First qualified beneficiary who incurs a qualifying event before the Effective Time.

         3.13 Conduct of First Federal's Business and Authorization, Reservation
              ------------------------------------------------------------------
and Listing of Common Stock. First Federal will maintain its corporate existence
---------------------------
in good standing and conduct its business so as to be able to consummate the transactions contemplated by the Agreement. First Federal shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations, warranties, covenants or agreements contained or referred to herein or which would or would be reasonably likely to cause First Federal not to be able to satisfy any condition set forth in Sections 7.1 or 7.3 of this Agreement, give prompt written notice thereof to Frankfort First and use its best efforts to prevent or promptly remedy the same. First Federal shall use all reasonable efforts to cause the shares of SHC Common Stock to be issued pursuant to this Agreement to be approved for listing on the NASDAQ subject to official notice of issuance, prior to the Effective Time.

         3.14 Affiliates.  Not later than 10 calendar days after the date of the
              ----------
Frankfort First Meeting, Frankfort First shall deliver to First Federal a letter identifying, to the best of Frankfort First's Knowledge, all Persons who were Affiliates at the date of the Frankfort First Meeting. Frankfort First shall furnish such information and documents as First Federal may reasonably request for the purposes of reviewing such list. Frankfort First shall advise the Affiliates of the resale restrictions imposed by applicable securities Laws and shall use reasonable best efforts to obtain from the Affiliates an executed Affiliate Letter for delivery to First Federal prior to or at the Closing.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF FRANKFORT FIRST

         Frankfort First hereby represents and warrants to First Federal and Merger Corp. that:

         4.1      Organization and Qualification; Subsidiaries.
                  --------------------------------------------

                  (a) Frankfort First is a corporation duly organized, validly existing and in active status under the Laws of the State of Delaware, and is a registered savings and loan holding company under HOLA. The Bank is a federally chartered capital stock savings and loan association duly organized, validly existing and in good standing under the federal Laws. The deposits of the Bank are insured by the SAIF of the FDIC as permitted by federal Law, and the Bank has paid all premiums and assessments required thereunder. The Bank is a member in good standing of the FHLB of Cincinnati. Each of the other Frankfort First Subsidiaries is duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of Frankfort First and the Frankfort First Subsidiaries has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Frankfort First Approvals") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, including appropriate authorizations from the OTS and the FDIC, except where a failure to be so organized, existing and in good standing or to have such power, authority and Frankfort First Approvals would not, individually or in the aggregate, have a Material Adverse Effect on Frankfort First, and neither Frankfort First nor any Frankfort First Subsidiary has received any notice of proceedings relating to the revocation or modification of any Frankfort First Approvals.

                  (b) Each of Frankfort First and the Bank is duly qualified or licensed as a foreign corporation to conduct business, and is in good standing (or the equivalent thereof) in each jurisdiction where the character of the properties it owns, leases or operates or the nature of the activities it conducts make such qualification or licensing necessary, except for such failures to be so duly qualified and licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Frankfort First.

                  (c) A true and complete list of all Subsidiaries of Frankfort First (the "Frankfort First Subsidiaries"), together with (i) Frankfort First's direct or indirect percentage ownership of each Frankfort First Subsidiary; (ii) the jurisdiction in which the Frankfort First Subsidiaries are incorporated; and
(iii) a description of the principal business activities conducted by each Frankfort First Subsidiary, is set forth in the Frankfort First Disclosure Schedule. Frankfort First and/or one or more of the Frankfort First Subsidiaries owns beneficially and of record all of the outstanding shares of capital stock of each of the Frankfort First Subsidiaries. Except for the Subsidiaries identified in the Frankfort First Disclosure Schedule, Frankfort First does not directly or indirectly own any equity or similar interests in, or any interests convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity other than in the ordinary course of business, and in no event in excess of 10% of the outstanding equity or voting securities of such entity.

         4.2 Certificate of Incorporation and Bylaws. Frankfort First heretofore
             ---------------------------------------
has furnished to First Federal a complete and correct copy of the Certificate of Incorporation or other chartering documents and Bylaws, as amended or restated, of Frankfort First and of the Bank. Each such Certificate of Incorporation or other chartering document and Bylaws are in full force and effect. Neither Frankfort First nor the Bank is in violation of any of the provisions of its Certificate of Incorporation or other chartering document or Bylaws.

         4.3  Capitalization.  The authorized  capital stock of Frankfort  First
              --------------
consists of 7,500,000 shares of Frankfort First Common Stock and 500,000 shares of serial preferred stock, par value $.01 per share. As of the date of this Agreement, (a) 1,266,613 shares of Frankfort First Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable, and not issued in violation of any preemptive right of any Frankfort First Shareholder, (b) 405,830 shares of Frankfort First Common Stock are held in the treasury of Frankfort First, (c) 147,230 shares of Frankfort First Common Stock are subject to issuance pursuant to outstanding Frankfort First Stock Options, and (d) 121,209 shares of Frankfort First Common Stock are reserved for future issuance pursuant to the Frankfort First Stock Option Plan, and there has been no change in such amounts thereafter except for changes resulting from the exercise or termination after such date, if any, of Frankfort First Stock Options included in (c) above. As of the date of this Agreement, no shares of Frankfort First's preferred stock are issued and outstanding. Except as set forth in clauses (c) and (d) above, as of the date of this Agreement Frankfort First has not granted any options, warrants or other rights, agreements, arrangements or commitments of any character, including without limitation voting agreements or arrangements, relating to the issued or unissued capital stock of Frankfort First or the Bank or obligating Frankfort First or the Bank to issue or sell any shares of capital stock of, or other equity interests in, Frankfort First or the Bank. All shares of Frankfort First Common Stock subject to issuance as described in the foregoing, upon issue on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive right of any Frankfort First Shareholder. Except as described in the Frankfort First Disclosure Schedule, there are no obligations, contingent or otherwise, of Frankfort First or the Bank to repurchase, redeem or otherwise acquire any shares of Frankfort First Common Stock or the capital stock of the Bank or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in the Bank or any other entity. Each of the outstanding shares of capital stock of the Bank is duly authorized, validly issued, fully paid and nonassessable, and such shares owned by Frankfort First are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations of Frankfort First's voting rights, charges or other encumbrances of any nature whatsoever.

         4.4  Authorization;   Enforceability.  The  entering  into,  execution,
              -------------------------------
delivery and performance of this Agreement and all of the documents and instruments required by this Agreement to be executed and delivered by Frankfort First are within the corporate power of Frankfort First, and: (a) have been duly and validly authorized by the requisite vote of the Board of Directors of Frankfort First; and (b) upon the approval of the Frankfort First Shareholders and receipt of all Regulatory Approvals, shall be duly and validly authorized by all necessary corporate action. This Agreement is, and the other documents and instruments required by this Agreement to be executed and delivered by Frankfort First or the Bank will be, when executed and delivered by Frankfort First and the Bank, the valid and binding obligations of Frankfort First and the Bank, enforceable against each of them in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws generally affecting the rights of creditors and subject to general equity principles.

         4.5 No Violation or Conflict.  Subject to the receipt of the Regulatory
             ------------------------
Approvals, the execution, delivery and performance of this Agreement and all of the documents and instruments required by this Agreement to be executed and delivered by Frankfort First do not and will not conflict with or result in a breach of any Law, the Certificate of Incorporation or Bylaws of Frankfort First, or the Charter or Bylaws of the Bank, constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Frankfort First Existing Contract or any Frankfort First Permit, or the creation of any Lien upon any of the properties or assets of Frankfort First or the Bank, in each case which would have a Material Adverse Effect on Frankfort First.

         4.6 Title to Assets;  Leases.  Except for the Frankfort  First Existing
             ------------------------
Liens, Liens for current taxes not yet due and payable, pledges to secure deposits and such imperfections of title, easements and other encumbrances, if any, as do not materially detract from the value of or substantially interfere with the present use of the property affected thereby, Frankfort First owns good and marketable title to the assets and properties which it owns or purports to own, free and clear of any and all Liens. There is not, under any leases pursuant to which Frankfort First or the Bank leases from others real or personal property, any default by Frankfort First, the Bank or, to the best of Frankfort First's Knowledge, any other party thereto, or any event which with notice or lapse of time or both would constitute such a default in each case which would have a Material Adverse Effect on Frankfort First.

         4.7 Litigation. Except for the Frankfort First Existing Litigation: (a)
             ----------
neither Frankfort First nor the Bank is subject to any material continuing order of, or written agreement or memorandum of understanding with, or, to the Knowledge of Frankfort First, any continuing material investigation by, any federal or state savings and loan or insurance authority or other governmental entity, or any judgment, order, writ, injunction, decree or award of any governmental entity or arbitrator, including, without limitation, cease and desist or other orders of any savings and loan regulatory authority; (b) there is no claim, litigation, arbitration, proceeding, governmental investigation, citation or action of any kind pending or, to the Knowledge of Frankfort First, proposed or threatened, against or relating to Frankfort First or the Bank, nor to the Knowledge of Frankfort First is there any basis known for any such material action; (c) there are no actions, suits or proceedings pending or, to the knowledge of Frankfort First, proposed or threatened, against Frankfort First by any Person which question the legality, validity or propriety of the transactions contemplated by this Agreement; and (d) there are no uncured material violations or violations with respect to which material refunds or restitutions may be required, cited in any compliance report to Frankfort First or the Bank as a result of an examination by any regulatory authority.

         4.8      Securities and Banking Reports; Books and Records.
                  -------------------------------------------------

                  (a) Since July 1, 2001, Frankfort First and the Bank have filed all reports, registration statements, definitive proxy statements and prospectuses, together with any amendments required to be made with respect thereto, that were and are required to be filed under the Securities Act, Exchange Act or any other Law with: (i) the SEC; (ii) the OTS; (iii) the FHLB of Cincinnati; (iv) the FDIC; and (v) any other applicable state securities or savings and loan authorities (all such reports, statements and prospectuses are collectively referred to herein as the "Frankfort First Reports"). When filed, each of the Frankfort First Reports complied as to form and substance in all material respects with the requirements of applicable Laws.

                  (b) Each of the consolidated audited financial statements and consolidated unaudited interim financial statements (including, in each case, any related notes thereto) of Frankfort First included in the Frankfort First Reports filed with the SEC have been or will be, as the case may be, prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto and except with respect to consolidated unaudited interim statements as permitted by SEC Form 10-Q) and each fairly presents the consolidated financial condition of Frankfort First as of the respective dates thereof and the consolidated income, equity and cash flows for the periods then ended, subject, in the case of the consolidated unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

                  (c) The minute books of Frankfort First and the Bank contain accurate and complete records of all meetings and actions taken by written consent by their respective shareholders and Boards of Directors (including all committees of such Boards), and all signatures contained therein are the true signatures of the Persons whose signatures they purport to be. The share transfer books of Frankfort First are correct, complete and current in all respects. Except as set forth in the Frankfort Disclosure Schedule, the accounting books and records of Frankfort First: (i) are in all material respects correct and complete; (ii) are current in a manner consistent with past practice; and (iii) have recorded therein all the properties and assets and liabilities of Frankfort First.

         4.9 Absence of Certain  Changes.  Except as set forth in the  Frankfort
             ---------------------------
First Disclosure Schedule or otherwise provided in this Agreement, since April 1, 2004 there has not been any:

                  (a) change in the financial condition, properties, business or results of operations of Frankfort First or the Bank having a Material Adverse Effect on Frankfort First;

                  (b) damage, destruction or loss (whether or not covered by insurance) with respect to any assets of Frankfort First or the Bank having a Material Adverse Effect on Frankfort First;

                  (c) transactions by Frankfort First or the Bank outside the ordinary course of their respective businesses or inconsistent with past practices, except for the transactions contemplated by this Agreement;

                  (d) except for regular quarterly cash dividends of $.28 per share on Frankfort First Common Stock with usual record and payment dates, declaration or payment or setting aside the payment of any dividend or any distribution in respect of the capital stock of Frankfort First or any direct or indirect redemption, purchase or other acquisition of any such stock by Frankfort First;

                  (e) allocations to the accounts of any directors, officers or employees of Frankfort First or the Bank pursuant to any of the Frankfort First Existing Plans other than in the normal course and in accordance with the terms of the Frankfort First Existing Plans (none of which have been amended or established subsequent to April 1, 2004);

                  (f) contribution to, increase in, or establishment of any Employee Benefit Plan (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), or any other increase in the compensation payable or to become payable to any officers, directors or key employees of Frankfort First or the Bank other than in the normal course and in accordance with the terms of the Frankfort First Existing Plans (none of which have been amended or established subsequent to April 1, 2004); or

                  (g) change in the method of accounting or accounting practices of Frankfort First or any Frankfort First Subsidiary.

         4.10  Buildings  and  Equipment.  Except as set forth in the  Frankfort
               -------------------------
First Disclosure Schedule: (a) the Buildings and the Equipment of Frankfort First and the Bank are in good operating condition and repair, reasonable wear and tear excepted; (b) are adequately insured for the nature of Frankfort First's business with the self-insured retentions specified on the Frankfort First Disclosure Schedule; (c) such assets and their use conform in all material respects to applicable Laws; and (d) no notice of any violation of any building, zoning or other Law relating to such assets or their use has been received by Frankfort First or the Bank.

         4.11 Frankfort First Existing Contracts. The Frankfort First Disclosure
              ----------------------------------
Schedule lists and briefly describes each Material Contract (the "Frankfort First Existing Contracts") to which Frankfort First or the Bank is a party or by which its assets are bound. Each of Frankfort First and the Bank has fully performed each term, covenant and condition of each Frankfort First Existing Contract which is to be performed by it at or before the date hereof, except where such non-performance would not have a Material Adverse Effect on Frankfort First.

         4.12 Investment Securities.  Except as set forth on the Frankfort First
              ---------------------
Disclosure Schedule, Frankfort First and the Bank do not own, and do not have any right or obligation to acquire, any Investment Securities.

         4.13  Contingent and Undisclosed  Liabilities.  Frankfort First and the
               ---------------------------------------
Bank have no material liabilities of any nature (contingent or otherwise) except for those which: (a) are disclosed in the Frankfort First Reports or in the Frankfort First Disclosure Schedule or in this Agreement; or (b) arise in the ordinary course of business since July 1, 2004 and are not required to be disclosed in the Frankfort First Reports or pursuant to this Agreement or the Frankfort First Disclosure Schedule.

         4.14 Insurance Policies. All real and personal property owned or leased
              ------------------
by Frankfort First or the Bank has been and is being insured against, and Frankfort First or the Bank maintains liability insurance against, such insurable risks and in such amounts as set forth in the Frankfort First Disclosure Schedule. Such Insurance Policies constitute all insurance coverage owned by Frankfort First or the Bank and are in full force and effect and neither Frankfort First nor the Bank has received notice of or is otherwise aware of any cancellation or threat of cancellation of such insurance. Except as described in the Frankfort First Disclosure Schedule, no property damage, personal injury or liability claims have been made, or are pending, against Frankfort First or the Bank that are not covered by insurance. Within the past two (2) years, no insurance company has canceled any insurance (of any type) maintained by Frankfort First or the Bank. Neither Frankfort First nor the Bank has any liability for unpaid premiums or premium adjustments for any insurance policy. To the Knowledge of Frankfort First, the cost of any insurance currently maintained by Frankfort First or the Bank will not increase significantly upon renewal other than increases consistent with the general upward trend in the cost of obtaining insurance.

         4.15     Employee Benefit Plans.
                  ----------------------

                  (a) Except for the Frankfort First Existing  Plans,  Frankfort
First does not maintain, nor is it bound by, any Employee Benefit Plan. Frankfort First has furnished First Federal with a complete and accurate copy of each Frankfort First Existing Plan and a complete and accurate copy of each material document prepared in connection with each such Frankfort First Existing Plan, including, without limitation and where applicable, a copy of (i) each trust or other funding arrangement, (ii) the most recent summary plan description and all summaries of material modifications applicable thereto,
(iii) the most recently filed IRS Form 5500, (iv) the most recently received IRS determination letter, and (v) the most recently prepared actuarial report and financial statement.

                  (b)  Neither   Frankfort  First  nor  the  Bank  maintains  or
contributes to, or within the two years preceding the Effective Time has maintained or contributed to, an employee pension benefit plan subject to Title IV of ERISA other than its defined benefit plan. Except as indicated on the Frankfort First Disclosure Schedule, none of the Frankfort First Existing Plans or Frankfort First Existing Contracts obligates Frankfort First or the Bank to pay material separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control," within the meaning of such term under Section 280G of the Code. Except as indicated on the Frankfort First Disclosure Schedule, none of the Frankfort First Existing Plans or the Frankfort First Existing Contracts provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of Frankfort First or the Bank.

                  (c) To the Knowledge of Frankfort First, each Frankfort First Existing Plan has always been operated in material compliance with the requirements of all applicable Law. Frankfort First and the Bank have performed in all material respects all obligations required to be performed by either of them under, are not in any material respect in default under or in violation of, and have no Knowledge of any material default or violation by any party to, any Frankfort First Existing Plan. No legal action, suit or claim is pending or, to the Knowledge of Frankfort

First, threatened with respect to any Frankfort First Existing Plan (other than claims for benefits in the ordinary course) and no fact or event exists to the knowledge of Frankfort First that could give rise to any such action, suit or claim.

                  (d) Except as set forth on the Frankfort First Disclosure Schedule, each Frankfort First Existing Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified, and to the Knowledge of Frankfort First no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Frankfort First Existing Plan. No trust maintained or contributed to by Frankfort First or the Bank is intended to be qualified as a voluntary employees' beneficiary association or is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code.

                  (e) There has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Frankfort First Existing Plan. Neither Frankfort First nor the Bank has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code and no fact or event exists that could give rise to any such liability.

                  (f) All contributions, premiums or payments required to be made with respect to any Frankfort First Existing Plan have been made on or before their due dates. To the Knowledge of Frankfort First, there is no accumulated funding deficiency, within the meaning of ERISA or the Code, in connection with the Frankfort First Existing Plans and no reportable event, as defined in ERISA, has occurred in connection with the Frankfort First Existing Plans.

                  (g) No  representation  and warranty set forth in this Section
4.15 shall be deemed to be breached unless such breach, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Frankfort First.

         4.16 No Violation of Law.  Except as set forth in the  Frankfort  First
              -------------------
Disclosure Schedule, neither Frankfort First, the Bank nor any of the assets of Frankfort First or the Bank materially violate or conflict with any Law, any Frankfort First Permits, or any decree, judgment or order, or any zoning, building line restriction, planning, use or other similar restriction, in each case which would have a Material Adverse Effect on Frankfort First.

         4.17  Brokers.  Except  for  fees to  Howe  Barnes  Investments,  Inc.,
               -------
Frankfort First's financial advisor, neither Frankfort First nor the Bank has incurred any brokers', finders', financial advisor or any similar fee in connection with the transactions contemplated by this Agreement. The Frankfort First Disclosure Schedule contains a list of all fees to be paid to such advisor in connection with the transactions contemplated by this Agreement.

         4.18     Taxes.
                  -----

                  (a) Except as disclosed in the Frankfort First Disclosure Schedule and except as may arise as a result of the transactions contemplated by this Agreement: Frankfort First and the Bank have timely and properly filed all federal, state, local and foreign tax returns (including but not limited to income, franchise, sales, payroll, employee withholding and social security and unemployment) which were required to be filed except where the failure to have filed timely or properly would not have a Material Adverse Effect on Frankfort First; Frankfort First and the Bank have paid or made adequate provision, in reserves reflected in its financial statements included in the Frankfort First Reports in accordance with generally accepted accounting principles, for the payment of all taxes (including interest and penalties) and withholding amounts owed by them or assessable against them; no tax deficiencies have been assessed or proposed against Frankfort First or the Bank and to the Knowledge of Frankfort First there is no basis in fact for the assessment of any tax or penalty tax against Frankfort First or the Bank.

                  (b) As of the date of this Agreement, except as disclosed in the Frankfort First Disclosure Schedule, there are no fiscal years of Frankfort First currently under examination by the IRS or the Kentucky Department of Revenue, and none of the open years has been examined by the IRS or the Kentucky Department of Revenue. Frankfort First and the Bank have not consented to any extension of the statute of limitation with respect to any open tax returns.

                  (c) There are no tax Liens upon any property or assets of Frankfort First or the Bank except for Liens for current taxes not yet due and payable.

                  (d) As soon as practicable after the date of this Agreement, Frankfort First and the Bank will deliver to First Federal correct and complete copies of all tax returns and reports of Frankfort First filed for all periods not barred by the applicable statute of limitations. No examination or audit of any tax return or report for any period not closed by audit or not barred by the applicable statute of limitations has occurred, no such examination is in progress and, to the Knowledge of Frankfort First, no such examination or audit is planned.

                  (e) Except where the failure to withhold, pay or file would not have a Material Adverse Effect on Frankfort First, Frankfort First and the Bank have properly withheld and timely paid all withholding and employment taxes which they were required to withhold and pay relating to salaries, compensation and other amounts heretofore paid to their employees or other Persons. All Forms W-2 and 1099 required to be filed with respect thereto have been timely and properly filed.

         4.19 Real Estate.  The Frankfort First Real Estate: (a) constitutes all
              -----------
real property and improvements (or interest therein, including without limitation easements, licenses or similar arrangements authorizing Frankfort First or the Bank to place, maintain, operate and/or use an automated teller machine or similar device on real property of a third-party) leased or owned by Frankfort First or the Bank; (b) other than with respect to Frankfort First or the Bank as lessee, is not subject to any leases or tenancies of any kind; (c) is not in the possession of any adverse possessors; (d) has direct access to and from a public road or street; (e) except for violations that would not have a Material Adverse Effect on Frankfort First, is used in a manner which is consistent with applicable Law; (f) is, and has been since the date of possession thereof by Frankfort First or the Bank, in the peaceful possession of Frankfort First or the Bank; (g) is served by all water, sewer, electrical, telephone, drainage and other utilities required for the normal operations of the Buildings of Frankfort First and the Bank and the Frankfort First Real Estate; (h) except as disclosed in the Frankfort First Disclosure Schedule, to the Knowledge of

Frankfort First, is not located in an area designated as a flood plain or wetland; (i) is not subject to any outstanding special assessment; (j) is not subject to any zoning, ordinance, decrees or other Laws which would materially restrict or prohibit First Federal from continuing the operations presently conducted thereon by Frankfort First or the Bank; (k) is not subject to any interest of any Person under an easement, contract, option or mineral rights or other agreements which would have a Material Adverse Effect on Frankfort First;
(l) is not subject to any presently pending condemnation proceedings, nor to Frankfort First's Knowledge, are such proceedings threatened against the Frankfort First Real Estate.

         4.20 Governmental  Approvals. No permission,  approval,  determination,
              -----------------------
consent or waiver by, or any declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by Frankfort First or the Bank, except for the Regulatory Approvals and except for consent the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Frankfort First.

         4.21  No Pending  Acquisitions.  Except for this  Agreement,  Frankfort
               ------------------------
First is not a party to or bound by any agreement, undertaking or commitment with respect to an Acquisition on the date of this Agreement.

         4.22     Labor Matters.
                  -------------

                  (a) Except as disclosed on the Frankfort First Disclosure Schedule (or in an updated Frankfort First Disclosure Schedule with respect to vacations in (iii) below), there is no present or former employee of Frankfort First or the Bank who has any claim against any of such entities (whether under Law, under any employee agreement or otherwise) on account of or for: (i) overtime pay, other than overtime pay for the current payroll period; (ii) wages or salaries, other than wages or salaries for the current payroll period; or
(iii) vacations, sick leave, time off or pay in lieu of vacation, sick leave or time off, other than vacation, sick leave or time off (or pay in lieu thereof) earned in the twelve-month period immediately preceding the date of this Agreement or incurred in the ordinary course of business and appearing as a liability on the most recent financial statements included in the Frankfort First Reports.

                  (b) There are no pending and unresolved claims by any Person against Frankfort First or the Bank arising out of any Law relating to discrimination against employees or employee practices or occupational or safety and health standards. There is no pending or, to the knowledge of Frankfort First, threatened, nor has Frankfort First or the Bank, since July 1, 1999, experienced any, labor dispute, strike or work stoppage which affected, affects or may affect the business of Frankfort First or the Bank or which did, may or would interfere with the continued operation of Frankfort First or the Bank.

                  (c) Neither Frankfort First nor the Bank is a party to any collective bargaining agreement. There is not now pending or, to the Knowledge of Frankfort First, threatened, any charge or complaint against Frankfort First or the Bank by or before the National Labor Relations Board or any representative thereof, or any comparable state agency or authority. No union organizing activities are in process, or to Frankfort First's Knowledge contemplated, and no petitions have been filed for union organization or representation of employees of Frankfort First or the Bank, and Frankfort First and the Bank have not committed any unfair labor practices which have not heretofore been corrected and fully remedied.

         4.23   Indebtedness.   Except   for  the   Frankfort   First   Existing
                ------------
Indebtedness, Frankfort First has no Indebtedness.

         4.24  Permits.   The  Permits  described  on  the  Disclosure  Schedule
               -------
constitute all Permits which Frankfort First and the Bank currently have and need for the conduct of their respective businesses as currently conducted, except for such Permits the failure of which to have would not have a Material Adverse Effect on Frankfort First.

         4.25  Disclosure.  No statement of fact by Frankfort First contained in
               ----------
this Agreement, the Frankfort First Disclosure Schedule, or any other document furnished or to be furnished by Frankfort First contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein contained, in the light of the circumstances under which they were made, not misleading as of the date to which it speaks.

         4.26 Information  Supplied.  None of the information  supplied or to be
              ---------------------
supplied by Frankfort First for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement will, at the date the Registration Statement becomes effective, the date(s) the Proxy Statement is mailed to the Frankfort First Shareholders and at the time(s) of the Frankfort First Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations of the SEC thereunder.

         4.27 Vote Required.  The affirmative  vote of the holders of a majority
              -------------
of the outstanding shares of Frankfort First Common Stock is the only vote of the holders of any class or series of capital stock or other securities of Frankfort First necessary to approve the Merger, this Agreement and the transactions contemplated by this Agreement.

         4.28 Opinion of  Financial  Advisor.  Frankfort  First has received the
              ------------------------------
opinion of Howe Barnes Investments, Inc. as of the date of this Agreement, to the effect that the consideration to be received in the Merger by the Frankfort First Shareholders is fair to the Frankfort First Shareholders from a financial point of view.

         4.29     Environmental Protection.
                  ------------------------

                  (a) Except as set forth in the Frankfort First Disclosure Schedule, Frankfort First and the Frankfort First Subsidiaries: (i) are in material compliance with all applicable Environmental Laws; and (ii) have not received any communication (written or oral), from a governmental authority or other Person, that alleges that Frankfort First is not in compliance with applicable Environmental Laws.

                  (b) Except as set forth in the Frankfort First Disclosure Schedule, Frankfort First and the Bank have obtained all Environmental Permits, and all such Environmental Permits are in good standing and Frankfort First and the Bank are in material compliance with all terms and conditions of their Environmental Permits.

                  (c) Except as set forth in the Frankfort First Disclosure Schedule, there is no Environmental Claim pending or, to the Knowledge of Frankfort First, threatened against Frankfort First, the Bank or against any Person whose liability for any Environmental Claim Frankfort First or the Bank has or may have retained or assumed either contractually or by operation of Law, or against any real or personal property or operations which Frankfort First or the Bank owns, leases or manages.

                  (d) Except as set forth in the Frankfort First Disclosure Schedule, to the Knowledge of Frankfort First there have been no Releases of any Hazardous Material by Frankfort First or by any Person on real property owned (including REO properties of the Bank), used, leased or operated by Frankfort First or the Bank.

                  (e) No real property at any time owned (including REO properties of the Bank), operated, used or controlled by Frankfort First or the Bank is currently listed on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System, both promulgated under the CERCLA, or on any comparable state list, and, except as described in the Frankfort First Disclosure Schedule, Frankfort First has not received any written notice from any Person under or relating to CERCLA or any comparable state or local Law relating to potential listing on such lists.

                  (f) Except as set forth in the Frankfort First Disclosure Schedule, to the Knowledge of Frankfort First, no off-site location at which Frankfort First or the Bank has disposed or arranged for the disposal of any waste is listed on the National Priorities List or on any comparable state list and neither Frankfort First nor the Bank has received any written notice from any Person with respect to any off-site location, of potential or actual liability or a written request for information from any Person under or relating to CERCLA or any comparable state or local Law.


                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                                OF FIRST FEDERAL

         First Federal hereby represents and warrants to Frankfort First that:

         5.1      Organization and Capitalization; Business.
                  -----------------------------------------

                  (a) First Federal is a mutual savings and loan association duly organized, validly existing and in good standing under the HOLA. The deposits of First Federal are insured by the SAIF of the FDIC as permitted by federal Law, and First Federal has paid all premiums and assessments required thereunder. First Federal is a member in good standing of the FHLB of Cincinnati.

                  (b) First Federal has full corporate power and authority and those Permits necessary to carry on its business as it is now conducted and to own, lease and operate its assets and properties.

                  (c) Copies of the Charter and Bylaws of First Federal have been delivered to Frankfort First. Such copies are complete and correct copies of such documents, and are in full force and effect. First Federal is not in violation of any of the provisions of its Charter or Bylaws.

         5.2  Authorization;   Enforceability.  The  entering  into,  execution,
              -------------------------------
delivery and performance of this Agreement and all of the documents and instruments required by this Agreement to be executed and delivered by First Federal or Merger Corp. are within the corporate power of First Federal or Merger Corp., as the case may be, and: (a) have been duly and validly authorized by the requisite vote of the Board of Directors of First Federal and, where required, by the Board of Directors and sole shareholder of Merger Corp.; and
(b) upon receipt of all Regulatory Approvals, shall be duly and validly authorized by all necessary corporate action on the part of both First Federal and Merger Corp. This Agreement is, and the other documents and instruments required by this Agreement to be executed and delivered by First Federal or Merger Corp. will be, when executed and delivered by First Federal or Merger Corp., as the case may be, the valid and binding obligations of First Federal or Merger Corp., as the case may be, enforceable against First Federal or Merger Corp., as the case may be, in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws generally affecting the rights of creditors and subject to general equity principles.

         5.3 No Violation or Conflict.  Subject to the receipt of the Regulatory
             ------------------------
Approvals, the execution, delivery and performance of this Agreement and all of the documents and instruments required by this Agreement to be executed and delivered by First Federal or Merger Corp. do not and will not conflict with or result in a breach of any Law or the Articles of Incorporation or Bylaws of First Federal or Merger Corp. or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contract of First Federal or Merger Corp. or any Permit held by or the creation of any Lien upon any of the properties or assets of First Federal or Merger Corp.

         5.4 Litigation.  Except for the First Federal Existing Litigation:  (a)
             ----------
neither First Federal nor any First Federal Subsidiary is subject to any continuing order of, or written agreement or memorandum of understanding with, or, to the Knowledge of First Federal, any continuing material investigation by, any federal or state savings and loan or insurance authority or other governmental entity, or any judgment, order, writ, injunction, decree or award of any governmental entity or arbitrator, including, without limitation, cease and desist or other orders of any savings and loan regulatory authority; (b) there is no claim, litigation, arbitration, proceeding, governmental investigation, citation or action of any kind pending or, to the

Knowledge of First Federal, proposed or threatened, against or relating to First Federal or any First Federal Subsidiary, nor is to the Knowledge of First
Federal is there any basis for any such material action; (c) there are no actions, suits or proceedings pending or, to the Knowledge of First Federal, proposed or threatened, against First Federal by any Person which question the legality, validity or propriety of the transactions contemplated by this Agreement; and (d) there are no uncured material violations or violations with respect to which material refunds or restitutions may be required, cited in any compliance report to First Federal or any First Federal Subsidiary as a result of an examination by any regulatory authority.

         5.5  Brokers.  Except for fees to Capital  Resources  Group,  Inc.  and
              -------
Capital Resources, Inc., First Federal's marketing and financial advisors, neither First Federal nor Merger Corp. has incurred any brokers', finders', financial advisor or any similar fee in connection with the transactions contemplated by this Agreement. The First Federal Disclosure Schedule contains a list of all agreements with such advisors, copies of which have been provided to Frankfort First.

         5.6 Governmental  Approvals.  Other than the Regulatory  Approvals,  no
             -----------------------
permission, approval, determination, consent or waiver by, or any declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by First Federal or Merger Corp.

         5.7 Disclosure. No statement of fact by First Federal contained in this
             ----------
Agreement, the First Federal Disclosure Schedule or any other document furnished or to be furnished by First Federal contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein contained, in the light of the circumstances under which they were made, not misleading as of the date to which it speaks.

         5.8 Information  Supplied.  None of the  information  supplied or to be
             ---------------------
supplied by First Federal for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement will, at the date the Registration Statement becomes effective, the date(s) the Proxy Statement is mailed to the Frankfort First Shareholders and at the time(s) of the Frankfort First Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         5.9  Opinion of  Financial  Advisor.  First  Federal has  received  the
              ------------------------------
opinion of Capital Resources Group, Inc., as of the date of this Agreement, to the effect that the consideration to be paid in the Merger by First Federal is fair to First Federal from a financial point of view.

         5.10 Cash Payment.  First Federal has sufficient funds or has financing
              ------------
arranged as part of the  Reorganization  to pay the cash payment  required under
Section 2.8 of this Agreement and such payment will not cause First Federal or SHC to fail to meet any regulatory capital requirements to which it is subject.

         5.11  Compliance  with  Laws.  First  Federal is in  compliance  in all
               ----------------------
material respects with all applicable Laws.

         5.12 Consummation.  First Federal has no reason to believe that it will
              ------------
be unable to obtain the Regulatory Approvals.

         5.13     Banking Reports; Books and Records.
                  ----------------------------------

                  (a) Since July 1, 2001, First Federal has filed all reports, together with any amendments required to be made with respect thereto, that were and are required to be filed under any Law with: (i) the OTS; (ii) the FHLB of Cincinnati; (iii) the FDIC; and (iv) any other applicable state securities or savings bank authorities (all such reports and other documents are collectively referred to herein as the "First Federal Reports"). When filed, each of the First Federal Reports complied as to form and substance in all material respects with the requirements of applicable Laws.

                  (b) Each of the consolidated audited financial statements and consolidated unaudited interim financial statements (including, in each case, any related notes thereto) of First Federal included in the First Federal Reports have been or will be, as the case may be, prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto and except with respect to consolidated unaudited interim statements) and each fairly presents the consolidated financial condition of First Federal as of the respective dates thereof and the consolidated income, equity and cash flows for the periods then ended, subject, in the case of the consolidated unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

                  (c) The minute books of First Federal and the First Federal Subsidiaries contain accurate and complete records of all meetings and actions taken by written consent by their respective shareholders and Boards of Directors (including all committees of such Boards), and all signatures contained therein are the true signatures of the Persons whose signatures they purport to be. The accounting books and records of First Federal: (i) are in all material respects correct and complete; (ii) are current in a manner consistent with past practice; and (iii) have recorded therein all the properties and assets and liabilities of First Federal.

         5.14  Absence  of  Certain  Changes.  Except  as set forth in the First
               -----------------------------
Federal Disclosure Schedule, since July 1, 2003 there has not been any:

                  (a) change in the financial condition, properties, business or results of operations of First Federal or any First Federal Subsidiary having a Material Adverse Effect on First Federal;

                  (b) damage, destruction or loss (whether or not covered by insurance) with respect to any assets of First Federal or any First Federal Subsidiary having a Material Adverse Effect on First Federal;

                  (c) transactions by First Federal or any First Federal Subsidiary outside the ordinary course of their respective businesses or inconsistent with past practices, except for the transactions contemplated by this Agreement; or

                  (d) change in the method of accounting or accounting practices of First Federal or any First Federal Subsidiary.

         5.15 First Federal  Existing  Contracts.  The First Federal  Disclosure
              ----------------------------------
Schedule lists and briefly describes each Material Contract (the "First Federal Existing Contracts") to which First Federal or a First Federal Subsidiary is a party or by which its assets are bound. First Federal and each First Federal Subsidiary has fully performed each term, covenant and condition of each First Federal Existing Contract which is to be performed by it at or before the date hereof, except where such non-performance would not have a Material Adverse Effect on First Federal.

         5.16  Contingent  and  Undisclosed  Liabilities.  First Federal and the
               -----------------------------------------
First Federal Subsidiaries have no material liabilities of any nature (contingent or otherwise) except for those which: (a) are disclosed in the First Federal Reports or in the First Federal Disclosure Schedule or in this Agreement; or (b) arise in the ordinary course of business since July 1, 2003 and are not required to be disclosed in the First Federal Reports or pursuant to this Agreement or the First Federal Disclosure Schedule.

         5.17     Taxes.
                  -----

                  (a) Except as disclosed in the First Federal Disclosure Schedule and except as may arise as a result of the transactions contemplated by this Agreement: First Federal and the First Federal Subsidiaries have timely and properly filed all federal, state, local and foreign tax returns (including but not limited to income, franchise, sales, payroll, employee withholding and social security and unemployment) which were required to be filed except where the failure to have filed timely or properly would not have a Material Adverse Effect on First Federal; First Federal and the First Federal Subsidiaries have paid or made adequate provision, in reserves reflected in its financial statements included in the First Federal Reports in accordance with generally accepted accounting principles, for the payment of all taxes (including interest and penalties) and withholding amounts owed by them or assessable against them; no tax deficiencies have been assessed or proposed against First Federal or any First Federal Subsidiary and to the Knowledge of First Federal there is no basis in fact for the assessment of any tax or penalty tax against First Federal or any First Federal Subsidiary.

                  (b) As of the date of this Agreement, except as disclosed in the First Federal Disclosure Schedule, there are no fiscal years of First Federal currently under examination by the IRS or the Kentucky Department of Revenue, and none of the open years has been examined by the IRS or the Kentucky Department of Revenue. First Federal and the First Federal Subsidiaries have not consented to any extension of the statute of limitation with respect to any open tax returns.

                  (c) There are no tax Liens upon any property or assets of First Federal or any First Federal Subsidiary except for Liens for current taxes not yet due and payable.

                  (d) As soon as practicable after the date of this Agreement, First Federal and the First Federal Subsidiaries will deliver to Frankfort First correct and complete copies of all tax returns and reports of First Federal filed for all periods not barred by the applicable statute of limitations. No examination or audit of any tax return or report for any period not closed by audit or not barred by the applicable statute of limitations has occurred, no such examination is in progress and, to the Knowledge of First Federal, no such examination or audit is planned.

                  (e) Except where the failure to withhold, pay or file would not have a Material Adverse Effect on First Federal, First Federal and the First Federal Subsidiaries have properly withheld and timely paid all withholding and employment taxes which they were required to withhold and pay relating to salaries, compensation and other amounts heretofore paid to their employees or other Persons. All Forms W-2 and 1099 required to be filed with respect thereto have been timely and properly filed.

         5.18 Real Estate.  The First Federal Real Estate:  (a)  constitutes all
              -----------
real property and improvements (or interest therein, including without limitation easements, licenses or similar arrangements authorizing First Federal or a First Federal Subsidiary to place, maintain, operate and/or use an automated teller machine or similar device on real property of a third-party) leased or owned by First Federal or any First Federal Subsidiary; (b) other than with respect to First Federal or any First Federal Subsidiary as lessee, is not subject to any leases or tenancies of any kind; (c) is not in the possession of any adverse possessors; (d) has direct access to and from a public road or street; (e) is used in a manner which is consistent with applicable Law; (f) is, and has been since the date of possession thereof by First Federal or any First Federal Subsidiary, in the peaceful possession of First Federal or any First Federal Subsidiary; (g) is served by all water, sewer, electrical, telephone, drainage and other utilities required for the normal operations of the Buildings of First Federal and the First Federal Subsidiaries and the First Federal Real Estate; (h) except as disclosed in the First Federal Disclosure Schedule, to the Knowledge of First Federal, is not located in an area designated as a flood plain or wetland; (i) is not subject to any outstanding special assessment; (j) is not subject to any zoning, ordinance, decrees or other Laws which would materially restrict or prohibit First Federal from continuing the operations presently conducted thereon by First Federal or any First Federal Subsidiary;
(k) is not subject to any interest of any Person under an easement, contract, option or mineral rights or other agreements which would have a Material Adverse Effect on First Federal; (l) is not subject to any presently pending condemnation proceedings, nor to First Federal's Knowledge, are such proceedings threatened against the First Federal Real Estate.

         5.19  No Pending Acquisitions. Except for this Agreement, First Federal
               -----------------------
is not a party to or bound by any agreement, undertaking or commitment with respect to an Acquisition on the date of this Agreement.

         5.20     Environmental Protection.
                  ------------------------

                  (a) Except as set forth in the First Federal Disclosure Schedule, First Federal and the First Federal Subsidiaries: (i) are in material compliance with all applicable Environmental Laws; and (ii) have not received any communication (written or oral), from a governmental authority or other Person, that alleges that First Federal is not in compliance with applicable Environmental Laws.

                  (b) Except as set forth in the First Federal Disclosure Schedule, First Federal and the First Federal Subsidiaries have obtained all Environmental Permits and all such Environmental Permits are in good standing and First Federal and the First Federal Subsidiaries are in material compliance with all terms and conditions of their Environmental Permits.

                  (c) Except as set forth in the First Federal Disclosure Schedule, there is no Environmental Claim pending or, to the Knowledge of First Federal, threatened against First Federal, any First Federal Subsidiary or against any Person whose liability for any Environmental Claim First Federal or any First Federal Subsidiary has or may have retained or assumed either contractually or by operation of Law, or against any real or personal property or operations which First Federal or any First Federal Subsidiary owns, leases or manages.

                  (d) Except as set forth in the First Federal Disclosure Schedule, there have been no Releases of any Hazardous Material by First Federal or by any Person on real property owned (including REO properties of First Federal), used, leased or operated by First Federal or any of the First Federal Subsidiaries.

                  (e) No real property at any time owned (including REO properties of First Federal), operated, used or controlled by First Federal or any First Federal Subsidiary is currently listed on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System, both promulgated under the CERCLA, or on any comparable state list, and, except as described in the First Federal Disclosure Schedule, First Federal has not received any written notice from any Person under or relating to CERCLA or any comparable state or local Law relating to potential listing on such lists.

         (f) Except as set forth in the First Federal Disclosure Schedule, to the Knowledge of First Federal, no off-site location at which First Federal or any First Federal Subsidiary has disposed or arranged for the disposal of any waste is listed on the National Priorities List or on any comparable state list and neither First Federal nor any First Federal Subsidiary has received any written notice from any Person with respect to any off-site location, of potential or actual liability or a written request for information from any Person under or relating to CERCLA or any comparable state or local Law.

         5.21 Title to Assets;  Leases.  Except for the First  Federal  Existing
              ------------------------
Liens, Liens for current taxes not yet due and payable, pledges to secure deposits and such imperfections of title, easements and other encumbrances, if any, as do not materially detract from the value of or substantially interfere with the present use of the property affected thereby, First Federal owns good and marketable title to the assets and properties which it owns or purports to own, free and clear of any and all Liens. There is not, under any leases pursuant to which First Federal or a First Federal Subsidiary leases from others real or personal property, any default by First Federal, any First Federal Subsidiary or, to the best of First Federal's Knowledge, any other party thereto, or any event which with notice or lapse of time or both would constitute such a default in each case which would have a Material Adverse Effect on First Federal.

         5.22 Buildings and Equipment.  Except as set forth in the First Federal
              -----------------------
Disclosure Schedule: (a) the Buildings and the Equipment of First Federal and any First Federal Subsidiary are in good operating condition and repair, reasonable wear and tear excepted;
(b) are adequately insured for the nature of First Federal's business with the self-insured retentions specified on the First Federal Disclosure Schedule; (c) such assets and their use conform in all material respects to applicable Laws; and (d) no notice of any violation of any building, zoning or other Law relating to such assets or their use has been received by First Federal or any First Federal Subsidiary.

         5.23 Indebtedness.  Except for the First Federal Existing Indebtedness,
              ------------
First Federal has no Indebtedness.

                                   ARTICLE VI
            CONDUCT OF BUSINESS BY FRANKFORT FIRST PENDING THE MERGER

         From and after the date of this Agreement and until the Effective Time, except as required by this Agreement, or as required for the Merger or the Reorganization, without the prior written consent of the President of First
Federal, or such other officer of First Federal as the President of First Federal may designate in writing, Frankfort First and the Frankfort First Subsidiaries shall:

         6.1 Carry on in Regular Course.  Diligently  carry on their business in
             --------------------------
the regular course and substantially in the same manner as heretofore conducted and shall not make or institute any unusual or novel methods of lending, investing, purchasing, selling, leasing, managing, accounting or operating. Frankfort First and the Frankfort First Subsidiaries shall maintain their books and records in accordance with past practices and not take any action that would
(i) adversely affect the ability to obtain the Regulatory Approvals or (ii) adversely affect Frankfort First's ability to perform its obligations under this Agreement.

         6.2 Use of Assets.  Use,  manage,  operate,  maintain and repair all of
             -------------
their assets and properties in a normal business manner.

         6.3 No Default. Not do any act or omit to do any act, or permit any act
             ----------
or omission to act, which will cause a breach of any of the Frankfort First Existing Contracts, except where such breach would not have a Material Adverse Effect on Frankfort First and the Frankfort First Subsidiaries taken as a whole.

         6.4 Insurance  Policies.  Use reasonable efforts to maintain all of its
             -------------------
Insurance Policies in full force and effect, except as mutually agreed to by Frankfort First and First Federal.

         6.5 Employment  Matters.  Not: (a) except as described in the Frankfort
             -------------------
First Disclosure Schedule, grant any increase in the rate of pay of any of their employees, except that Frankfort First may review non-officer employee salaries in November or December of 2004 and give raises averaging no more than 5%, consistent with past practices; (b) institute or amend any Employee Benefit Plan, except as expressly contemplated under this Agreement; (c) enter into or modify any written employment arrangement with any Person except as described in Sections 3.11 and 7.2; (d) make any discretionary contributions to any of the Frankfort First Existing Plans; or (e) make any allocation to the account of any participant(s) in any of the Frankfort First Existing Plans, other than in the normal course and in accordance with the terms of the relevant Frankfort First

Existing Plan or except as expressly contemplated by this Agreement. Notwithstanding anything herein to the contrary, immediately prior to the Effective Time, Frankfort First shall use its best efforts to cause the participants in its Junior Officer Recognition Plan (the "JORP") to agree that the JORP shall be terminated as of the Effective Time, all vesting of awards made prior to the Effective Time shall cease as of the Effective Time and any unvested awards shall expire at the Effective Time, provided that in exchange for the termination of unvested awards the Bank may agree to pay such participants in the future a cash payment equal to the Cash Value multiplied by the number of shares of Frankfort First Common Stock as to which vesting ceased. Such payments shall be made on the same dates and over the same period of time during which vesting would have continued had the JORP not been terminated, with the amount of each payment equal to the number of shares of Frankfort First Common Stock that would have vested on such date multiplied by the Cash Value, provided the participant continues to be an employee of the Bank or an Affiliate on the date the payment is to be made.

         6.6  Contracts  and  Commitments.   Not  enter  into  any  contract  or
              ---------------------------
commitment or engage in any transaction not in the usual and ordinary course of business and consistent with Frankfort First's normal business practices and not purchase, lease, sell or dispose of any capital asset, except for such capital asset transactions which individually do not involve a dollar amount in excess of $10,000 and which together do not involve an aggregate dollar amount in excess of $25,000.

         6.7 Indebtedness;  Investments.  Not create, incur, invest in or assume
             --------------------------
any Indebtedness or Investment Securities not in the usual and ordinary course of business; and not, without the prior written consent of First Federal, incur costs and expenses in connection with the transactions contemplated by this Agreement which materially exceed the estimate set forth in the Frankfort First Disclosure Schedule pursuant to Section 8.5 of this Agreement.

         6.8 Preservation of  Relationships.  Use their best efforts to preserve
             ------------------------------
their business organizations intact, to retain the services of their present officers and key employees and to preserve the goodwill of depositors, borrowers and other customers, suppliers, creditors and others having business relationships with Frankfort First.

         6.9 Compliance with Laws.  Comply with all applicable Laws,  except for
             --------------------
such noncompliances which would not individually or in the aggregate have a Material Adverse Effect on Frankfort First and the Frankfort First Subsidiaries taken as a whole.

         6.10 Taxes.  Timely and  properly  file all federal,  state,  local and
              -----
foreign tax returns which are required to be filed, and shall pay or make provision for the payment of all taxes owed by it as reflected on such returns.

         6.11   Amendments.   Not  amend   Frankfort   First's   Certificate  of
                ----------
Incorporation or Bylaws, or the Articles of Incorporation or Bylaws of the Bank or any other Frankfort First Subsidiary, except as mutually agreed to by Frankfort First and First Federal or as required by Law.

         6.12 Issuance of Stock; Dividends; Redemptions. Not: (a) issue, sell or
              -----------------------------------------
buy any additional shares of stock of any class or grant any warrants, stock appreciation rights, options (including any options pursuant to any Frankfort First Stock Option Plan) or rights to subscribe for or acquire any additional shares of stock of any class of Frankfort First or any Frankfort First Subsidiary other than the issuance of Frankfort First Common Stock issuable upon exercise of Frankfort First Stock Options outstanding as of the date of this Agreement; (b) except as provided below, declare or pay any dividend or make any capital or surplus distributions of any nature, except for Frankfort First's regular quarterly cash dividends not exceeding $.28 per share for each outstanding share of Frankfort First Common Stock; (c) recapitalize or reclassify any of their capital stock or liquidate in whole or in part; (d) reacquire any of Frankfort First's outstanding shares of capital stock; or (e) effect any stock split, stock dividend or other reclassification of Frankfort First Common Stock.

         6.13  Policy  Changes.  Not  make a  material  change  in any  lending,
               ---------------
investment, liability, management or other material policies concerning their business or operations, except as required by Law or as required by the Board of Directors of Frankfort First in the exercise of its fiduciary duties.

         6.14 Acquisition Transactions. Promptly following the execution of this
              ------------------------
Agreement, Frankfort First shall take affirmative steps necessary to discontinue, and thereafter not initiate, solicit or knowingly encourage (including by way of furnishing any information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, or negotiate with any person in furtherance of such inquires or to obtain an Acquisition Proposal, or agree to endorse, or endorse, any Acquisition Proposal, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by Frankfort First or any of the Frankfort First Subsidiaries to take any such action, and Frankfort First shall promptly notify First Federal orally, and confirm in writing, subject to disclosure being consistent with the fiduciary duties of the Board of Directors of Frankfort First, all of the relevant details relating to all inquiries and proposals which Frankfort First or a Frankfort First Subsidiary may receive relating to any of such matters; provided, however, that nothing contained in this Section 6.14 shall prohibit the Board of Directors of Frankfort First from: (a) furnishing or permitting any of its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants or other representatives to furnish information to any party that requests information as to Frankfort First and/or the Bank or take any other action if (i) the Board of Directors of Frankfort First, in consultation with its legal counsel, determines in good faith that such action is required for the Board of Directors of Frankfort First to comply with its fiduciary duties to shareholders imposed by applicable Laws, (ii) prior to furnishing such information to such party, Frankfort First receives from such party an executed confidentiality agreement in reasonably customary form, and
(iii) Frankfort First gives First Federal prior written notice that information will be furnished; or (b) complying with Rules 14d-2 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

         6.15  Frankfort  First  Options.  Frankfort  First  shall  use its best
               -------------------------
efforts to cause each holder of an option outstanding under the Frankfort First Stock Option Plan to agree in writing to cancel any of their outstanding options to acquire shares of Frankfort First Common Stock in exchange for the consideration set forth in Section 2.9 herein. In addition, Frankfort First and First Federal agree that in lieu of granting options to David Harrod pursuant to Section 9 of the Frankfort First Option Plan, immediately prior to the Closing Frankfort First shall make a payment of $8,782.70 to Mr. Harrod, provided Mr. Harrod signs an agreement in form reasonably satisfactory to First Federal pursuant to which Mr. Harrod agrees that such payment is in satisfaction of any and all amounts owed to Mr. Harrod under the Frankfort First Option Plan.

                                   ARTICLE VII
                       CONDITIONS PRECEDENT TO THE MERGER

         7.1 Conditions to Each Parties  Obligations  to Effect the Merger.  The
             -------------------------------------------------------------
respective obligations of First Federal and Frankfort First to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing and as of the Effective Time of the following conditions precedent:

                  (a) No Litigation.  No suit,  action or other proceeding shall
                      -------------
be pending or overtly threatened before any court in which the consummation of the transactions contemplated by this Agreement is restrained or enjoined or in which the relief requested is to restrain, enjoin or prohibit the consummation of the transactions contemplated by this Agreement and, in either case, where in the reasonable judgment of either First Federal or Frankfort First, such suit, action or other proceeding, is likely to have a material adverse effect with respect to such party's interest.

                  (b) Approval of Frankfort First  Shareholders.  This Agreement
                      -----------------------------------------
and the Merger shall have received the requisite approval and authorization of the Frankfort First Shareholders.

                  (c) Regulatory Approvals.
                      --------------------

                           (i) The  Merger,  this  Agreement,  the  transactions
contemplated hereby, shall have been approved by the OTS and any other governmental entities whose approval is necessary, all conditions required to be satisfied prior to the Effective Time imposed by the terms of such approvals shall have been satisfied, and all waiting periods relating to such approvals shall have expired. The Reorganization also shall have been approved by the OTS and any other governmental entity whose approval is necessary in order for First Federal to proceed with the Reorganization.

                           (ii) No permission, approval, determination,  consent
or waiver received pursuant to Section 7.1(c)(i) of this Agreement shall contain any condition applicable to First Federal which is, in the reasonable judgment of First Federal, materially burdensome upon the conduct of First Federal's business or which would so adversely impact the economic and business benefits of the Merger or the Reorganization to First Federal so as to render it inadvisable to proceed with the Merger or the Reorganization.

                  (d)  Reorganization.  The Reorganization  shall have occurred,
                       --------------
except for any part thereof which can occur only simultaneously with or subsequent to the Merger. All such events which shall occur simultaneously with the Closing shall occur simultaneously with Closing.

         7.2 Conditions to Obligation of First Federal.  The obligation of First
             -----------------------------------------
Federal to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing and as of the Effective Time of the following additional conditions precedent:

                  (a)  Compliance  with  Agreement.  Frankfort  First shall have
                       ---------------------------
performed and complied in all material respects with all of its covenants, agreements and other obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date and as of the Effective Time.

                  (b) Proceedings and Instruments Satisfactory. All proceedings,
                      ----------------------------------------
corporate or other, to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to First Federal, and Frankfort First shall have made available to First Federal for examination the originals or true and correct copies of all documents First Federal may reasonably request in connection with the transactions contemplated by this Agreement.

                  (c) Representations and Warranties of Frankfort First. Each of
                      -------------------------------------------------
the representations and warranties of Frankfort First contained in Article IV of this Agreement, after giving effect to any update to the Frankfort First Disclosure Schedule Change, shall be true and correct, as of the Effective Time with the same force and effect as though made on and as of the Effective Time, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), and except for those breaches which individually or in the aggregate do not or would not be reasonably likely to have a Material Adverse Effect on Frankfort First.

                  (d) No  Material  Adverse  Change.  During the period from the
                      -----------------------------
date of this Agreement to the Closing Date and as of the Effective Time there shall not have occurred, and there shall not exist on the Closing Date and as of the Effective Time, any condition(s) or fact(s) having individually or in the aggregate a Material Adverse Effect (irrespective of whether any such condition or fact was disclosed in a Frankfort First Disclosure Schedule Change) on Frankfort First.

                  (e)  Deliveries  at  Closing.   Frankfort   First  shall  have
                       -----------------------
delivered to First Federal such certificates and documents of officers of Frankfort First and public officials as shall be reasonably requested by First Federal to establish the existence of Frankfort First and the due authorization of this Agreement and the transactions contemplated by this Agreement by Frankfort First.

                  (f)  Accountant  Letters.  First Federal shall have received a
                       -------------------
copy of each of the following letters from Grant Thornton LLP, each of which shall be in form and substance reasonably satisfactory to First Federal and shall contain information concerning the financial condition of Frankfort First: (i) the letter described in Section 3.6 of this Agreement; (ii) a similar letter dated the Closing Date.

                  (g) Frankfort First Replacement Employment Agreements. Frankfort First shall have delivered to First Federal, with respect to each of the Frankfort First Executives who have Frankfort First Existing Employment Agreements in effect on the Closing Date, a Frankfort First Replacement Employment Agreement in each case dated as of the Closing Date and executed on behalf of the Bank by a duly authorized officer and by the appropriate Frankfort First Executive.

                  (h) Stock Listing. Frankfort First Common Stock shall continue to have been listed on the Nasdaq.

                  (i) Stock Options. All of the outstanding Frankfort First Stock Options shall have been terminated or canceled as contemplated in Section
2.9 herein.

                  (j) Cash in Lieu of Options.  The cash payment contemplated in
Section 6.15 herein shall have been made, and the written agreement contemplated in Section 6.15 herein shall have been entered into.

                  (k) Dissenting Shares. No greater than 10% of the outstanding shares of Frankfort First Common Stock entitled to vote at the Frankfort First Special Meeting as is contemplated in Section 2.13 herein shall have delivered the written notice of intent to demand payment pursuant to Section 262 of the DGCL.

                  (l) Required  Consents.  In addition to Regulatory  Approvals,
Frankfort First and Bank shall have obtained all necessary third party consents or approvals in connection with the Merger, the absence of which would materially and adversely affect Frankfort First and Frankfort First Subsidiaries, taken as a whole.

         7.3  Conditions  to Obligation of Frankfort  First.  The  obligation of
              ---------------------------------------------
Frankfort First to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing and as of the Effective Time of the following additional conditions precedent:

                  (a) Compliance with Agreement.  First Federal and Merger Corp.
                      -------------------------
each shall have performed and complied in all material respects with all of its covenants, agreements and other obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date and as of the Effective Time.

                  (b) Proceedings and Instruments Satisfactory. All proceedings,
                      ----------------------------------------
corporate or other, to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Frankfort First, and First Federal shall have made available to Frankfort First for examination the originals or true and correct copies of all documents which Frankfort First may reasonably request in connection with the transactions contemplated by this Agreement.

                  (c) Representations  and Warranties of First Federal.  Each of
                      ------------------------------------------------
the representations and warranties of First Federal and Merger Corp. contained in Article V of this Agreement, after giving effect to any First Federal Disclosure Schedule Change, shall be true and correct as of the Effective Time with the same force and effect as though made on and as of the Effective Time, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), and except for those breaches which individually or in the aggregate do not or would not be reasonably likely to have a Material Adverse Effect on First Federal.

                  (d) No  Material  Adverse  Change.  During the period from the
                      -----------------------------
date of this Agreement to the Closing Date and as of the Effective Time there shall not have occurred, and there shall not exist on the Closing Date and as of the Effective Time, any condition(s) or fact(s) having individually or in the aggregate a Material Adverse Effect (irrespective of whether any such condition or fact was disclosed in a First Federal Disclosure Schedule Change) on First Federal.

                  (e) Deliveries at Closing.  First Federal shall have delivered
                      ---------------------
to Frankfort First such certificates and documents of officers of First Federal and of public officials as shall be reasonably requested by Frankfort First to establish the existence of First Federal and the due authorization of this Agreement and the transactions contemplated by this Agreement by First Federal.

                  (f) Opinion of Financial  Advisor.  Frankfort First shall have
                      -----------------------------
received the opinion of Howe Barnes Investments, Inc. dated the date on which the Frankfort First Proxy Statement is first mailed to Frankfort First Shareholders, to the effect that the consideration to be received in the Merger by the Frankfort First Shareholders is fair to the Frankfort First Shareholders from a financial point of view and such option shall not have been withdrawn as of the Closing Date.

                  (g) Accountant Letters.  Frankfort First shall have received a
                      ------------------
copy of each of the following letters from Grant Thornton LLP, each of which shall be in form and substance reasonably satisfactory to Frankfort First and shall contain information concerning the financial condition of First Federal:
(i) the letter described in Section 3.6 of this Agreement; (ii) a similar letter dated the Closing Date.

                  (h)  NASDAQ.  Shares  of SHC  Common  Stock  shall  have  been
                       ------
approved for quotation on the NASDAQ.

                  (i) Receipt of Merger Consideration. The Exchange Agent in its
                      -------------------------------
fiduciary  capacity  shall  have  certified  receipt  of  the  aggregate  Merger
Consideration for all shares of Frankfort First Common Stock to be acquired hereunder.

                  (j) Required  Consents.  In addition to Regulatory  Approvals,
                      ------------------
First Federal and Merger Corp. shall have obtained all necessary third party consents or approvals in connection with the Merger, the absence of which would materially and adversely affect First Federal and First Federal Subsidiaries, taken as a whole.


                                  ARTICLE VIII
                           TERMINATION; MISCELLANEOUS

         8.1 Termination.  This Agreement may be terminated and the transactions
             -----------
contemplated by this Agreement may be abandoned at any time prior to the Closing (whether before or after approval of this Agreement by the Frankfort First Shareholders), as follows:

                  (a) by mutual written agreement of First Federal and Frankfort First;

                  (b) by First Federal if any of the conditions set forth in Sections 7.1 or 7.2 of this Agreement shall not have been fulfilled by the Closing, or within 30 days after receipt of a Frankfort First Disclosure Schedule Change indicating a Frankfort First Material Adverse Effect which cannot be reasonably expected to be cured;

                  (c) by Frankfort First if any of the conditions set forth in Sections 7.1 or 7.3 of this Agreement shall not have been fulfilled by the Closing, or within 30 days after receipt of a First Federal Disclosure Schedule Change indicating a First Federal Material Adverse Effect which cannot be reasonably expected to be cured;

                  (d) by either First Federal or Frankfort First if the Closing has not occurred on or before May 31, 2005; provided, however, that the right to terminate under this Section 8.1(d) shall not be available to any party whose failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the closing to occur on or before such date.

                  (e) Other  Agreements.  By Frankfort  First in connection with
                      -----------------
entering into a definitive agreement or letter of intent with any person with respect to an Acquisition Proposal in accordance with Section 6.14 herein, provided it has complied with all provisions thereof, in which case First Federal shall be entitled to the fee specified in Section 8.5 hereof.

                  (f) Adverse Frankfort First Actions.  At any time prior to the
                      -------------------------------
Effective Time, by First Federal if (i) the Frankfort First Board of Directors withdraws or modifies its recommendation of this Agreement or the Merger in a manner materially adverse to First Federal or shall have resolved or publicly announced or disclosed to any third party its intention to do any of the foregoing or the Frankfort First Board of Directors shall have recommended to the Frankfort First Shareholders any Acquisition Proposal or resolved to do so;
(ii) a tender offer or exchange offer for 25 percent or more of the outstanding shares of Frankfort First Common Stock is commenced or a registration statement with respect thereto shall have been filed and the Frankfort First Board of Directors, within 10 days after such tender offer or exchange offer is so commenced, either fails to recommend against acceptance of such tender or exchange offer by its shareholders or takes no position with respect to the acceptance of such tender or exchange offer by its shareholders; or (iii) Frankfort First enters into a definitive agreement with respect to an Acquisition Proposal.

         8.2 Rights on Termination;  Waiver.  The  representations,  warranties,
             ------------------------------
covenants, agreements and other obligations of the parties set forth in this Agreement shall terminate upon the termination of this Agreement pursuant to
Section 8.1 hereof,  except that the  agreements  set forth in Section  3.1, and
Article VIII of this Agreement shall survive any such termination indefinitely, and each party to this Agreement shall retain any and all remedies which it may have for breach of contract provided by Law based on another party's willful failure to comply with the terms of this Agreement. If any of the conditions set forth in Sections 7.1 and 7.2 of this Agreement have not been satisfied, First Federal may nevertheless elect to proceed with the consummation of the transactions contemplated by this Agreement and if any of the conditions set forth in Sections 7.1 and 7.3 of this Agreement have not been satisfied, Frankfort First may nevertheless elect to proceed with the consummation of the transactions contemplated by this Agreement. Any such election to proceed shall be evidenced by a certificate signed on behalf of the waiving party by an officer of that party.

         8.3  Survival  of  Representations,   Warranties  and  Covenants.   The
              -----------------------------------------------------------
representations, warranties, covenants, agreements and other obligations of the parties set forth in this Agreement shall terminate at the Effective Time, except the covenants, agreements, and other obligations of the parties which by their terms or nature are contemplated to be performed after the Effective Time shall survive the Effective Time indefinitely.

         8.4 Entire Agreement;  Amendment.  This Agreement,  the Confidentiality
             ----------------------------
Agreement and the other documents referred to in this Agreement and required to be delivered pursuant to this Agreement constitute the entire agreement among the parties pertaining to the subject matter of this Agreement, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement. This Agreement may be amended by the parties at any time before or after approval of this Agreement by the Frankfort First Shareholders, except that after such approval no amendment shall be made without the further approval of the Frankfort First Shareholders if such amendment: (a) alters or changes the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of Frankfort First Common Stock, (b) alters or changes any term of SHC's Charter other than as provided herein, or (c) alters or changes any of the terms and conditions of this Agreement if such alteration or change would adversely affect the Frankfort First Shareholders. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

        8.5      Expenses.
                 --------

                  (a) Except as set forth in this Section 8.5, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

                  (b) In order to induce First Federal to enter into this Agreement and as a means of compensating First Federal for the substantial direct and indirect monetary and other costs incurred and to be incurred in connection with this Agreement and the transactions contemplated hereby, Frankfort First agrees that if this Agreement is terminated in accordance with Sections 8.1(b) (but only on account of failure of any of the conditions set forth in Section 7.1(b) and paragraphs (a), (b), (c), (e), (f), (g), (i), (j),
(k) and (l) of Section 7.2 herein), 8.1(d), 8.1(e) or 8.1(f) hereof and prior to such termination a Termination Event, as defined in paragraph (c) of this
Section 8.5, shall have occurred, Frankfort First will upon demand pay to First Federal in immediately available funds $1,500,000.00, inclusive of any other amounts that may otherwise be due and payable in accordance with Section 8.5 hereunder; provided, however, no such payment shall be due or payable hereunder prior to Frankfort First or Bank entering into a written definitive agreement with a third party with respect to an Acquisition Proposal within 18 months after termination of the Agreement or within such 18 month period any third-party person or entity acquires 25% or more of the Frankfort First's outstanding Common Stock.

                  (c) For purposes of this Agreement, a Termination Event shall mean either of the following:

                           (i)   Frankfort   First   or  any   Frankfort   First
Subsidiary, without having received First Federal's prior written consent, shall have entered into a written agreement to engage in an Acquisition Proposal with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Section 3(a)(9) and 13(d)(3) of the Exchange Act, and the rules and regulations thereunder) other than First Federal or any Affiliate of First Federal or the Board of Directors of Frankfort First shall have recommended that the shareholders of Frankfort First approve or accept any Acquisition Proposal with any person other than First Federal or any Affiliate of First Federal; or

                           (ii) After a bona fide  written  proposal  is made by
any person other than First Federal or any Affiliate of First Federal to Frankfort First or its shareholders to engage in an Acquisition Proposal, either
(A) Frankfort First shall have breached any covenant or obligation contained in this Agreement and such breach would entitle First Federal to terminate this Agreement, (B) the holders of Frankfort First Common Stock shall not have approved this Agreement at the Frankfort First Special Meeting, such Frankfort First Special Meeting shall not have been held in a timely manner or shall have been postponed, delayed or enjoined prior to termination of this Agreement except as a result of a judicial or administrative proceeding or Frankfort First's Board of Directors shall have (i) withdrawn or modified in a manner materially adverse to First Federal the recommendation of Frankfort First's Board of Directors with respect to this Agreement, or announced or disclosed to any third party its intention to do so, or (ii) failed to recommend, in the case of a tender offer or exchange offer for Frankfort First Common Stock, against acceptance of such tender offer or exchange offer to its shareholders or takes no position with respect to acceptance of such tender offer or exchange by its stockholders, or (C) the Frankfort First Board of Directors makes the provisions of Article XIV(B) or Article XV of Frankfort First's Certificate of Incorporation inapplicable to such Acquisition Proposal.

                  (d) To compensate Frankfort Federal for its costs, First Federal agrees that, if (i) Frankfort First shall terminate this Agreement pursuant to Section 8.1(c), except for non-fulfillment of any of the conditions set forth in Sections 7.1 unless non-fulfillment of the condition in Section 7.1 was the direct result of the failure of First Federal to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary or advisable to consummate the transactions contemplated by this Agreement, or (ii) First Federal terminates this Agreement for any reason other than the grounds for termination set forth in Section 8.1 (a), (b), (d) or
(f) then First Federal shall pay to Frankfort First, within five (5) business days of receipt by First Federal of a written notice from Frankfort First evidencing Frankfort First's documented expenses incurred in connection with its efforts to enter into and perform its obligations under this Agreement an amount equal to Frankfort First's documented expenses.

         8.6 Governing  Law. This Agreement  shall be construed and  interpreted
             --------------
according to the Laws of the Commonwealth of Kentucky.

         8.7  Assignment.  This Agreement  shall not be assigned by operation of
              ----------
law or otherwise, except that First Federal may assign all or any of its rights hereunder and thereunder to any Affiliate in connection with the Reorganization or as provided in Section 2.16 hereof, provided that no such assignment shall relieve First Federal of its obligations hereunder.

         8.8 Notices.  All  communications  or notices  required or permitted by
             -------
this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to an officer of a party by personal delivery or telephonic facsimile transmission (receipt electronically confirmed) or two days after deposited in the United States mail, certified or registered mail, postage prepaid, return receipt requested, and addressed as follows, unless and until any of such parties notifies the others in accordance with this Section of a change of address:

IF TO FIRST FEDERAL:            First Federal Savings and Loan Association
                                Tony D. Whitaker
                                President
                                479 Main Street
                                P.O. Box 1069
                                Hazard, Kentucky  41702-1069
                                Fax No.: (606) 436-0872

                                with a copy to:

                                Gary R. Bronstein, Esq.
                                Muldoon Murphy Faucette & Aguggia LLP
                                5101 Wisconsin Avenue, NW

                                Washington, DC  20016
                                Fax No.: (202) 966-9409

IF TO FRANKFORT FIRST:          Frankfort First Bancorp, Inc.
                                Don D. Jennings
                                President
                                216 West Main Street
                                P.O. Box 535
                                Frankfort, Kentucky  40602-0535
                                Fax No.: (502) 223-7136

                     with a copy to:
                                Victor Baltzell, Esq.
                                Ackerson & Yann, P.S.C.
                                Attorneys at Law
                                One Riverfront Plaza
                                401 West Main Street
                                Suite 1200
                                Louisville, Kentucky  40202
                                Fax No.: (502) 589-4997

         8.9 Counterparts;  Headings.  This Agreement may be executed in several
             -----------------------
counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

         8.10 Interpretation.  Unless the context requires otherwise,  all words
              --------------
used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular, and all words in any gender shall extend to and include all genders.

         8.11 Severability. If any provision, clause, or part of this Agreement,
              ------------
or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby unless such invalidity materially impairs the ability of the parties to consummate the transactions contemplated by this Agreement. If, however, any provision of this Agreement is held invalid by a court of competent jurisdiction, then the parties hereto shall in good faith amend this Agreement to include an alternative provision that accomplishes a result which is not materially different.

         8.12  Specific  Performance.  The  parties  agree  that the  assets and
               ---------------------
business of Frankfort First as a going concern constitute unique property. There is no adequate remedy at Law for the damage which any party might sustain for failure of the other parties to consummate the Merger and the transactions contemplated by this Agreement, and accordingly, each party shall be entitled, at its option, to the remedy of specific performance to enforce the Merger pursuant to this Agreement.

         8.13   No Reliance.  Except for the  parties  to  this  Agreement,  any
                -----------
Indemnified Parties under Section 3.5 of this Agreement and any assignees permitted by Section 8.7 of this Agreement: (a) no Person is entitled to rely on any of the representations, warranties and agreements of the parties contained in this Agreement; and (b) the parties assume no liability to any Person because of any reliance on the representations, warranties and agreements of the parties contained in this Agreement.

         8.14 Further Assurances.  If, at any time after the Effective Time, any
              ------------------
further action is necessary or desirable to carry out the purposes of this Agreement and to vest SHC with full right, title and possession to all assets, properties, rights, privileges, powers and franchises of either Merger Corp. or Frankfort First, the officers of SHC are fully authorized to take any such action in the name of Merger Corp. or Frankfort First.

         IN WITNESS WHEREOF, the parties have caused this Agreement of Merger to be duly executed as of the day and year first above written.

                           FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION

                           By:  /s/ Tony Whitaker
                                ------------------------------------
                                Tony Whitaker
                                President

                           Attest:

                                /s/ Roy Pulliam
                                -------------------------------------
                                Roy Pulliam, Secretary



                           FRANKFORT FIRST BANCORP, INC.

                           By:  /s/ Don Jennings
                                -------------------------------------
                                Don Jennings
                                President

                           Attest:

                                /s/ Danny A. Garland
                                -------------------------------------
                                Danny A. Garland, Secretary

                                                                       EXHIBIT 1




                                  July __, 2004


First Federal Savings and Loan Association
P.O. Box 1069
Hazard, Kentucky  41072

To the Board of Directors:

         The undersigned is a director of Frankfort First Bancorp, Inc. ("Frankfort First") and the beneficial holder of shares of common stock of Frankfort First (the "Frankfort First Common Stock").

         First Federal Savings and Loan Association ("First Federal") and Frankfort First are considering the execution of an Agreement and Plan of Merger (the "Agreement") contemplating the acquisition of Frankfort First through the merger of Frankfort First with and into a to-be-formed subsidiary of mid-tier holding company to be formed in connection with First Federal's reorganization into the mutual holding company form of organization (the "Merger"). The execution of the Agreement by First Federal is subject to the execution and delivery of this letter agreement.

         In consideration of the substantial expenses that First Federal will incur in connection with the transactions contemplated by the Agreement and to induce First Federal to execute the Agreement and to proceed to incur such expenses, the undersigned agrees and undertakes, in his capacity as a stockholder of Frankfort First, and not in his capacity as a director or officer of Frankfort First, as follows:

         1. While this letter agreement is in effect the undersigned shall not, directly or indirectly, except with the prior approval of First Federal, (a) sell or otherwise dispose of or encumber prior to the record date of the Frankfort First Meeting (as defined in the Agreement) any or all of his shares of Frankfort First Common Stock, or (b) deposit any shares of Frankfort First Common Stock into a voting trust or enter into a voting agreement or arrangement with respect to any shares of Frankfort First Common Stock or grant any proxy with respect thereto, other than to other members of the Board of Directors of Frankfort First for the purpose of voting to approve the Agreement and the Merger and matters related thereto.

         2. While this letter agreement is in effect the undersigned shall vote or cause to be voted all of the shares of Frankfort First Common Stock that the undersigned shall be entitled to so vote, whether such shares are beneficially owned by the undersigned on the date of this letter agreement or are subsequently acquired: (a) for the approval of the Agreement and the Merger at the Frankfort First Meeting; and (b) against any Acquisition Proposal (as defined in the Agreement) (other than the Merger).

         3. The undersigned acknowledges and agrees that any remedy at law for breach of the foregoing provisions shall be inadequate and that, in addition to any other relief which may be available, First Federal shall be entitled to temporary and permanent injunctive relief without having to prove actual damages.

         4. The foregoing restrictions shall not apply to shares with respect to which the undersigned may have voting power as a fiduciary for others. In addition, this letter agreement shall only apply to actions taken by the undersigned in his capacity as a stockholder of Frankfort First and, if applicable, shall not in any way limit or affect actions the undersigned may take in his capacity as a director or officer of Frankfort First.

         5. This letter agreement shall automatically terminate upon the earlier of (i) the favorable vote of Frankfort First's stockholders with respect to the approval of the Agreement and the Merger, (ii) the termination of the Agreement in accordance with its terms or (iii) the Effective Time (as that term is defined in the Agreement) of the Merger.

         6. As of the date hereof; the undersigned has voting power with respect to ______________ shares of Frankfort First Common Stock.

         IN WITNESS WHEREOF, the undersigned has executed this agreement as of the date first above written.

                                         Very truly yours,


                                         ---------------------------


                                         ---------------------------
                                         Print Name

Accepted and agreed to as of
the date first above written:

First Federal Savings and Loan Association


___________________________
BY:  TONY D. WHITAKER
Its:   President

                                                                       EXHIBIT 2


                              ______________, 200__


First Federal Savings and Loan Association
479 Main Street
Hazard, Kentucky  41702-1069

Ladies and Gentlemen:

         I have been advised that I may be deemed to be, but do not admit that I am, an "affiliate" of Frankfort First Bancorp, Inc., a Delaware corporation ("FFB"), as that term is defined in Rule 144 and used in Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). I understand that pursuant to the terms of the Agreement of Merger, dated as of July 15, 2004 (the "Merger Agreement"), by and between FFB and First Federal Savings and Loan Association, a federally chartered mutual savings and loan association ("FFSL"), FFB will be acquired by FFSL by means of a merger (the "Merger").

         I further understand that as a result of the Merger, I may receive shares of common stock, par value $0.01 per share, of Kentucky First Federal Bancorp, Inc., the federal subsidiary holding company to be formed by FFSL ("Kentucky First Common Stock") in exchange for shares of common stock, par value $0.01 per share, of FFB ("FFB Common Stock").

         I have carefully read this letter and reviewed the Merger Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of Kentucky First Common Stock, to the extent I felt necessary, with my counsel or counsel for FFB.

         I represent, warrant and covenant with and to FFSL that in the event I receive any shares of Kentucky First Common Stock as a result of the Merger:

         1. I shall not make any sale, transfer, or other disposition of such shares of Kentucky First Common Stock unless (i) such sale, transfer or other disposition has been registered under the Securities Act, which is not anticipated, (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Securities Act (as such rule may be amended from time to time), or (iii) in the opinion of counsel in form and substance reasonably satisfactory to FFSL, or under a "no-action" letter obtained by me from the staff of the SEC, such sale, transfer or other disposition will not violate the registration requirements of, or is otherwise exempt from registration under, the Securities Act.

         2. I understand that, subject to the last paragraph of this letter, FFSL is under no obligation to register the sale, transfer or other disposition of shares of Kentucky First Common Stock by me or on my behalf under the Securities Act or to take any other action necessary to make compliance with an exemption from such registration available.

         3. I understand that stop transfer instructions will be given to FFSL's transfer agent with respect to shares of Kentucky First Common Stock issued to me as a result of the Merger and that there will be placed on the certificates for such shares, or any substitutions therefor, a legend stating in substance:

         "The shares represented by this certificate were issued as a result of the merger of a subsidiary of Kentucky First Federal Bancorp, Inc. with and into Frankfort First Bancorp, Inc., in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement between the registered holder hereof and First Federal Savings and Loan Association, a copy of which agreement is on file at the principal offices of First Federal Savings and Loan Association."

         4. I understand that, unless the transfer by me of the Kentucky First Common Stock issued to me as a result of the Merger has been registered under the Securities Act or such transfer is made in conformity with the provisions of Rule 145(d) under the Securities Act, FFSL reserves the right, in its sole discretion, to place the following legend on the certificates for such shares, or any substitutions therefor, issued to my transferee:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from [SHAREHOLDER] who, in turn, received such shares as a result of the merger of a subsidiary of Kentucky First Federal Bancorp, Inc. with and into Frankfort First Bancorp, Inc., in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

         It is  understood  and agreed that the legends set forth in  paragraphs
(3) and (4) above shall be removed by delivery of substitute certificates without such legends if I shall have delivered to FFSL (i) a copy of a "no action" letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to FFSL, to the effect that such legend is not required for purposes of the Act, or (ii) evidence or representations satisfactory to FFSL that Kentucky First Common Stock represented by such certificates is being or has been sold in conformity with the provisions of Rule 145(d).

         I further understand and agree that the provisions of Rule 145 shall apply to all shares of Kentucky First Common Stock that my spouse, any relative of mine, or any relative of my spouse, any one of whom has the same home as me, receives as a result of the Merger.

         By acceptance hereof, FFSL agrees, for a period of two years after the Effective Time (as defined in the Agreement) that, so long as it is obligated to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that it will use commercially reasonable efforts to timely file such reports so that the public information requirements of Rule 144(c) promulgated under the Securities Act are satisfied and the resale provisions of Rule 145(d)(1) and (2) are therefore available to me if I desire to transfer any Kentucky First Common Stock issued to me in the Merger.

                                            Very truly yours,


                                            By:___________________________
                                            Name:


Accepted this _____ day of ________________, 200___.

First Federal Savings and Loan Association



__________________________________________
By: Tont D. Whitaker
Its: President and Chief Executive Officer

                                                                       EXHIBIT 3


                          DIRECTORS AND OFFICERS OF SHC




Directors:        Tony D. Whitaker
                  Stephen G. Barker
                  William D. Gorman
                  Walter G. Ecton, Jr.
                  Don D. Jennings
                  David R. Harrod
                  Herman D. Regan, Jr.


Officers:
Name                                        Title
----                                        -----

Tony D. Whitaker                            Chairman of the Board and Chief Executive Officer
Don D. Jennings                             President and Chief Operating Officer
R. Clay Hulette                             Vice President, Chief Financial Officer and Treasurer
Roy Pulliam                                 Vice President and Secretary


                                                                       EXHIBIT 4


                                     FORM OF
                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT (the "Agreement"), made this _____ day of _________, 2004, by and between [COMPANY], a federally chartered corporation (the "Company"), FIRST FEDERAL SAVINGS BANK OF FRANKFORT, a federally chartered savings institution (the "Bank"), and ____________________ (the "Executive").

         WHEREAS, Executive serves the Company and the Bank in a position of substantial responsibility;

         WHEREAS, the Company and the Bank wish to assure the services of Executive for the period provided in this Agreement; and

         WHEREAS, Executive is willing to serve in the employ of the Bank on a full-time basis for said period.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

         1.       EMPLOYMENT.  Executive is employed as President of the Company
                  ----------
and [TITLE] of the Bank. Executive shall perform all duties and shall have all powers which are commonly incident to those offices. During the term of this Agreement, Executive also agrees to serve, if elected, as an officer and/or director of any subsidiary of the Company and the Bank and in such capacity will carry out such duties and responsibilities as are reasonably appropriate to that office.

         2.       LOCATION AND FACILITIES.  Executive will be furnished with the
                  -----------------------
working facilities and staff customary for executive officers with the title and duties set forth in Section 1 and as are necessary for him to perform his duties. The location of such facilities and staff shall be at the principal administrative offices of the Bank, or at such other site or sites customary for such offices.

         3.       TERM.
                  ----

         a. The term of this Agreement shall be (i) the initial term, consisting of the period commencing on the date of this Agreement (the "Effective Date") and ending on the third anniversary of the Effective Date, plus (ii) any and all extensions of the initial term made pursuant to this Section 3.

         b. Commencing on the first year anniversary date of this Agreement, and continuing on each anniversary thereafter, the disinterested members of the boards of directors of the Bank and the Company may extend the Agreement for an additional one-year period beyond the then effective expiration date, unless Executive elects not to extend the term of this Agreement by giving written notice in accordance with Section 19 of this Agreement. The Board of Directors of the Bank (the "Board") will review Executive's performance annually for purposes of determining whether to extend the Agreement and the rationale and results thereof shall be included in the minutes of the Board's meeting. The Board of Directors of the Bank shall give notice to Executive as soon as possible after such review as to whether the Agreement is to be extended.

         4.       BASE COMPENSATION.
                  -----------------

         a. The Company and the Bank agree to pay Executive during the term of this Agreement a base salary at the rate of $__________ per year, payable in accordance with customary payroll practices.

         b. The Board shall review annually the rate of Executive's base salary based upon factors they deem relevant, and may maintain or increase his salary, provided that no such action shall reduce the rate of salary below the rate in effect on the Effective Date.

         c. In the absence of action by the Board, Executive shall continue to receive salary at the annual rate specified on the Effective Date or, if another rate has been established under the provisions of this Section 4, the rate last properly established by action of the Board under the provisions of this Section 4.

         5.       BONUSES.   Executive  shall  be  entitled  to  participate  in
                  -------
discretionary bonuses or other incentive compensation programs that the Company and the Bank may award from time to time to senior management employees pursuant to bonus plans or otherwise.

         6.       BENEFIT PLANS.  Executive  shall be entitled to participate in
                  -------------
such life insurance, medical, dental, pension, profit sharing, retirement and stock-based compensation plans and other programs and arrangements as may be approved from time to time by the Company and the Bank for the benefit of their employees.

         7.       VACATION  AND  LEAVE.  At such  reasonable  times as the Board
                  --------------------
shall in its discretion permit, Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time, provided that:

         a.       Executive   shall  be  entitled  to  an  annual   vacation  in
                  accordance with the policies that the Board periodically establishes for senior management employees.

         b. Executive shall accumulate any unused vacation and/or sick leave from one fiscal year to the next, in either case to the extent authorized by the Board, provided that the Board shall not reduce previously accumulated vacation or sick leave.

         c. In addition to the above mentioned paid vacations, Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment for such additional periods of time and for such valid and legitimate reasons as the Board may in its discretion determine. Further, the Board may grant Executive a leave or leaves or absence, with or without pay, at such time or times and upon such terms and conditions as the Board in its discretion may determine.

         8.       EXPENSE  PAYMENTS  AND  REIMBURSEMENTS.   Executive  shall  be
                  --------------------------------------
reimbursed for all reasonable out-of-pocket business expenses that he shall incur in connection with his services under this Agreement upon substantiation of such expenses in accordance with applicable policies of the Company and the Bank.

         9. AUTOMOBILE ALLOWANCE.  During the term of this Agreement,  Executive
            --------------------
may be entitled to an automobile allowance. In the event such automobile allowance is provided by the Company or the Bank, Executive shall comply with reasonable reporting and expense limitations on the use of such automobile as may be established by the Company or the Bank from time to time, and the Company or the Bank shall annually include on Executive's Form W-2 any amount of income attributable to Executive's personal use of such automobile.

         10.      LOYALTY AND CONFIDENTIALITY.
                  ---------------------------

         a. During the term of this Agreement and except for illnesses, reasonable vacation periods, and reasonable leaves of absence,
                  Executive: (i) shall devote his full business time, attention, skill, and efforts to the faithful performance of his duties hereunder; provided, however, that from time to time, Executive may serve on the boards of directors of, and hold any other offices or positions in, companies or organizations which will not present any conflict of interest with the Company or the Bank or any of their subsidiaries or affiliates or unfavorably affect the performance of Executive's duties pursuant to this Agreement, or violate any applicable statute or regulation and (ii) shall not engage in any business or activity contrary to the business affairs or interests of the Company or the Bank. "Full business time" is hereby defined as that amount of time usually devoted to like companies and institutions by similarly situated executive officers.

         b. Nothing contained in this Agreement shall prevent or limit Executive's right to invest in the capital stock or other securities of any business dissimilar from that of the Company and the Bank, or, solely as a passive, minority investor, in any business.

         c. Executive agrees to maintain the confidentiality of any and all information concerning the operation or financial status of the Company and the Bank; the names or addresses of any of its borrowers, depositors and other customers; any information concerning or obtained from such customers; and any other information concerning the Company and the Bank to which he may be exposed during the course of his employment. Executive further agrees that, unless required by law or specifically permitted by the Board in writing, he will not disclose to any person or entity, either during or subsequent to his employment, any of the above-mentioned information which is not generally known to the public, nor shall he employ such information in any way other than for the benefit of the Company and the Bank.

         11.      TERMINATION AND TERMINATION PAY. Subject to Section 12 of this
                  -------------------------------
Agreement, Executive's employment under this Agreement may be terminated in the following circumstances:

         a.       Death.  Executive's  employment  under  this  Agreement  shall
                  -----
                  terminate upon his death during the term of this Agreement, in which event Executive's estate shall be entitled to receive the compensation due to Executive through the last day of the calendar month in which his death occurred.

         b.       Retirement.   This   Agreement   shall  be   terminated   upon
                  ----------
                  Executive's retirement under the retirement benefit plan or plans in which he participates pursuant to Section 6 of this Agreement or otherwise.

         c.       Disability.

                  i. The Board or Executive may terminate Executive's employment after having determined Executive has a Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity that impairs Executive's ability to substantially perform his duties under this Agreement and that results in Executive becoming eligible for long-term disability benefits under any long-term disability plans of the Company or the Bank (or, if there are no such plans in effect, that impairs Executive's ability to substantially perform his duties under this Agreement for a period of one hundred eighty
                           (180) consecutive days). The Board shall determine whether or not Executive is and continues to be permanently disabled for purposes of this Agreement in good faith, based upon competent medical advice and other factors that they reasonably believe to be relevant. As a condition to any benefits, the Board may require Executive to submit to such physical or mental evaluations and tests as it deems reasonably appropriate.

                  ii. In the event of such Disability, Executive shall be entitled to the compensation and benefits provided for under this Agreement for (1) any period during the term of this Agreement and prior to the establishment of Executive's Disability during which Executive is unable to work due to the physical or mental infirmity, and (2) any period of Disability which is prior to Executive's termination of employment pursuant to this Section 11c.; provided, however, that any benefits paid pursuant to the Company's or the Bank's long-term disability plan will continue as provided in such plan WITHOUT reduction for payments made pursuant to this Agreement. During any period that Executive receives disability benefits and to the extent that Executive shall be physically and mentally able to do so, he shall furnish such information, assistance and documents so as to assist in the continued ongoing business of the Company and the Bank and, if able, he shall make himself available to the Company and the Bank to undertake reasonable assignments consistent with his prior position and his physical and mental health. The Company or the Bank shall pay all reasonable expenses incident to the performance of any assignment given to Executive during the Disability period.

         d. Termination for Cause.
            ---------------------

                  i. The Board may, by written notice to Executive in the form and manner specified in this paragraph, immediately terminate his employment at any time, for "Cause." Executive shall have no right to receive compensation or other benefits for any period after termination for Cause except for vested benefits. Termination for Cause shall mean termination because of, in the good faith determination of the Board,
                           Executive's:

                           (1)      Personal dishonesty;

                           (2)      Incompetence;

                           (3)      Willful misconduct;

                           (4) Breach of fiduciary duty involving personal profit;

                           (5) Intentional failure to perform stated duties under this Agreement;

                           (6) Willful violation of any law, rule or regulation (other than traffic violations or similar offenses) that reflects adversely on the reputation of the Company or the Bank, any felony conviction, any violation of law involving moral turpitude, or any violation of a final cease-and-desist order; or

                           (7)      Material   breach   by   Executive   of  any
                                    provision of this Agreement.

                  ii. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board at a meeting of such Board called and held for the purpose
                           (after   reasonable   notice  to  Executive   and
                           an opportunity for Executive to be heard before the Board with counsel), of finding that, in the good faith opinion of the Board, Executive was guilty of the conduct described above and specifying the particulars thereof.

         e.       Voluntary  Termination by Executive.  In addition to his other
                  -----------------------------------
                  rights to terminate under this Agreement, Executive may voluntarily terminate employment during the term of this Agreement upon at least ninety (90) days' prior written notice to the Board, in which case Executive shall receive only his compensation, vested rights and employee benefits up to the date of his termination.

         f.       Without Cause or With Good Reason.
                  ---------------------------------

                  i. In addition to termination pursuant to Sections 11a. through 11e., the Board may, by written notice to Executive, immediately terminate his employment at any time for a reason other than Cause (a termination "Without Cause") and Executive may, by written notice to the Board, immediately terminate this Agreement at any time within ninety (90) days following an event constituting "Good Reason," as defined below (a termination "With Good Reason").

                  ii. Subject to Section 12 of this Agreement, in the event of termination under this Section 11f., Executive shall be entitled to receive his base salary for the remaining term of the Agreement paid in one lump sum within ten (10) calendar days of such termination. Also, in such event, Executive shall, for the remaining term of the Agreement, receive the benefits he would have received during the remaining term of the Agreement under any retirement programs (whether tax-qualified or non-qualified) in which Executive participated prior to his termination (with the amount of the benefits determined by reference to the benefits received by Executive or accrued on his behalf under such programs during the twelve (12) months preceding his termination) and continue to participate in any benefit plans of the Company or the Bank that provide health (including medical and dental), life or disability insurance, or similar coverage, upon terms no less favorable than the most favorable terms provided to senior executives of the Company or the Bank during such period. In the event that the Company or the Bank are unable to provide such coverage by reason of Executive no longer being an employee, the Company or the Bank shall provide Executive with comparable coverage on an individual policy basis.

                  iii. "Good Reason" shall exist if, without Executive's express written consent, the Company and the Bank materially breach any of their respective obligations under this Agreement. Without limitation, such a material breach shall be deemed to occur upon any of the following:

                           (1) A material reduction in Executive's responsibilities or authority in connection with his employment with the Company or the Bank;

                           (2) Assignment to Executive of duties of a non-executive nature or duties for which he is not reasonably equipped by his skills and experience;

                           (3) Failure of Executive to be nominated or renominated to the Company's Board;

                           (4) A reduction in salary or benefits contrary to the terms of this Agreement, or, following a Change in Control as defined in
                                    Section 12 of this Agreement, any reduction in salary or material reduction in benefits below the amounts to which Executive was entitled prior to the Change in Control;

                           (5) Termination of incentive and benefit plans, programs or arrangements, or reduction of Executive's participation to such an extent as to materially reduce their aggregate value below their aggregate value as of the Effective Date;

                           (6) A requirement that Executive relocate his principal business office or his principal place of residence outside of the area consisting of a thirty (30) mile radius from the current main office and any branch of the Bank, or the assignment to Executive of duties that would reasonably require such a relocation; or

                           (7) Liquidation or dissolution of the Company or the Bank.

                  iv. Notwithstanding the foregoing, a reduction or elimination of Executive's benefits under one or more benefit plans maintained by the Company and the Bank as part of a good faith, overall reduction or elimination of such plans or benefits thereunder applicable to all participants in a manner that does not discriminate against Executive (except as such discrimination may be necessary to comply with law) shall not constitute an event of Good Reason or a material breach of this Agreement, provided that benefits of the type or to the general extent as those offered under such plans prior to such reduction or elimination are not available to other officers of the Company and the Bank or any company that controls either of them under a plan or plans in or under which Executive is not entitled to participate.

         g.       Continuing   Covenant  Not  to  Compete  or   Interfere   with
                  --------------------------------------------------------------
                  Relationships.  Regardless of anything herein to the contrary,
                  -------------
                  following a termination by the Company and the Bank or Executive pursuant to Section 11f.:

                  i. Executive's obligations under Section 10c. of this Agreement will continue in effect; and

                  ii. During the period ending on the first anniversary of such termination, Executive shall not serve as an officer, director or employee of any bank holding company, bank, savings bank, savings and loan holding company, or mortgage company (any of which shall be a "Financial Institution") which Financial Institution offers products or services competing with those offered by the Bank from any office within fifty (50) miles from the main office or any branch of the Bank and shall not interfere with the relationship of the Company and the Bank and any of its employees, agents, or representatives.

         12.      TERMINATION IN CONNECTION WITH A CHANGE IN CONTROL.
                  --------------------------------------------------

         a. For purposes of this Agreement, a "Change in Control" means any of the following events:

                  i.       Merger:  The Company merges into or consolidates with
                           ------
                           another corporation, or merges another corporation into the Company, and as a result less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company immediately before the merger or consolidation.

                  ii.      Acquisition   of   Significant  Share Ownership:  The
                           -----------------------------------------------
                           Company  files,  or is required to file,  a report on
                           Schedule 13D or another form or schedule  (other than
                           Schedule 13G) required under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company's voting securities, but this clause (b) shall not apply to beneficial ownership of Company voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities.

                  iii.     Change in Board  Composition:  During  any period  of
                           ----------------------------
                           two consecutive years, individuals who constitute the Company's Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company's Board of Directors; provided, however, that for purposes of this clause
                           (iii), each director who is first elected by the Board (or first nominated by the Board for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or

                  iv.      Sale of Assets:  The  Company  sells to a third party
                           --------------
                           all or substantially all of its assets.

                  Notwithstanding anything in this Agreement to the contrary, in no event shall the conversion of the Bank from mutual to stock form constitute a "Change in Control" for purposes of this Agreement.

         b.       Termination.   If  within the period  ending two years after a
                  -----------
                  Change in Control, (i) the Company and the Bank shall terminate Executive's employment Without Cause, or (ii) Executive voluntarily terminates his employment with Good Reason, the Company and the Bank shall, within ten calendar days of the termination of Executive's employment, make a lump-sum cash payment to him equal to three times Executive's average Annual Compensation over the five (5) most recently completed calendar years ending with the year immediately preceding the effective date of the Change in Control. In determining Executive's average Annual Compensation, Annual Compensation shall include base salary and any other taxable income, including, but not limited to, amounts related to the granting, vesting or exercise of restricted stock or stock option awards, commissions, bonuses (whether paid or accrued for the applicable period), as well as retirement benefits, director or committee fees and fringe benefits paid or to be paid to Executive or paid for Executive's benefit during any such year, profit sharing, employee stock ownership plan and other retirement contributions or benefits, including to any tax-qualified plan or arrangement (whether or not taxable) made or accrued on behalf of Executive for such years. The cash payment made under this Section 12b. shall be made in lieu of any payment also required under Section 11f. of this Agreement because of a termination in such period. Executive's rights under Section 11f. are not otherwise affected by this
                  Section 12. Also, in such event, Executive shall, for a thirty-six (36) month period following his termination of employment, receive the benefits he would have received over such period under any retirement programs (whether tax-qualified or non-tax-qualified) in which Executive participated prior to his termination (with the amount of the benefits determined by reference to the benefits received by Executive or accrued on his behalf under such programs during the twelve (12) months preceding the Change in Control) and continue to participate in any benefit plans of the Company or the Bank that provide health (including medical and dental), life or disability insurance, or similar coverage upon terms no less favorable than the most favorable terms provided to senior executives during such period. In the event that the Company or the Bank are unable to provide such coverage by reason of Executive no longer being an employee, the Company or the Bank shall provide Executive with comparable coverage on an individual policy basis or the cash equivalent.

         c. The provisions of Section 12 and Sections 14 through 25, including the defined terms used in such sections, shall continue in effect until the later of the expiration of this Agreement or two years following a Change in Control.

           INDEMNIFICATION AND LIABILITY INSURANCE.
           ---------------------------------------

         a.       Indemnification.   The   Company   and  the   Bank   agree  to
                  ---------------
                  indemnify Executive (and his heirs, executors, and administrators), and to advance expenses related thereto, to the fullest extent permitted under applicable law and regulations against any and all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his having been a director or Executive of the Company, the Bank or any of their subsidiaries (whether or not he continues to be a director or Executive at the time of incurring any such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs, and attorneys' fees and the costs of reasonable settlements, such settlements to be approved by the Board, if such action is brought against Executive in his capacity as an Executive or director of the Company and the Bank or any of their subsidiaries. Indemnification for expenses shall not extend to matters for which Executive has been terminated for Cause. Nothing contained herein shall be deemed to provide indemnification prohibited by applicable law or regulation. Notwithstanding anything herein to the contrary, the obligations of this Section 13 shall survive the term of this Agreement by a period of six (6) years.

         b.       Insurance.  During  the  period  in which  indemnification  of
                  ---------
                  Executive is required under this Section, the Company and the Bank shall provide Executive (and his heirs, executors, and administrators) with coverage under a directors' and officers' liability policy at the expense of the Company and the Bank, at least equivalent to such coverage provided to directors and senior executives of the Company and the Bank.

14. REIMBURSEMENT OF EXECUTIVE'S EXPENSES TO ENFORCE THIS AGREEMENT. The Company
    ---------------------------------------------------------------
and the Bank shall reimburse Executive for all out-of-pocket expenses, including, without limitation, reasonable attorneys' fees, incurred by Executive in connection with successful enforcement by Executive of the obligations of the Company and the Bank to Executive under this Agreement. Successful enforcement shall mean the grant of an award of money or the requirement that the Company and the Bank take some action specified by this Agreement: (i) as a result of a court order; or (ii) otherwise by the Company and the Bank following an initial failure of the Company and the Bank to pay such money or take such action promptly after written demand therefor from Executive stating the reason that such money or action was due under this Agreement at or prior to the time of such demand.

15.  LIMITATION  OF BENEFITS  UNDER CERTAIN  CIRCUMSTANCES.  If the payments and
     -----------------------------------------------------
benefits pursuant to Section 12 of this Agreement, either alone or together with other payments and benefits which Executive has the right to receive from the Company and the Bank, would constitute a "parachute payment" under Section 280G of the Code, the payments and benefits pursuant to Section 12 shall be reduced or revised, in the manner determined by Executive, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits under Section 12 being non-deductible to the Company and the Bank pursuant to
Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code.

The determination of any reduction in the payments and benefits to be made pursuant to Section 12 shall be based upon the opinion of the Company and the Bank's independent public accountants and paid for by the Company and the Bank. In the event that the Company, the Bank and/or Executive do not agree with the opinion of such counsel, (i) the Company and the Bank shall pay to Executive the maximum amount of payments and benefits pursuant to Section 12, as selected by Executive, which such opinion indicates there is a high probability do not result in any of such payments and benefits being non-deductible to the Company and the Bank and subject to the imposition of the excise tax imposed under
Section 4999 of the Code and (ii) the Company and the Bank may request, and Executive shall have the right to demand that they request, a ruling from the IRS as to whether the disputed payments and benefits pursuant to Section 12 have such consequences. Any such request for a ruling from the IRS shall be promptly prepared and filed by the Company and the Bank, but in no event later than thirty (30) days from the date of the opinion of counsel referred to above, and shall be subject to Executive's approval prior to filing, which shall not be unreasonably withheld. The Company, the Bank and Executive agree to be bound by any ruling received from the IRS and to make appropriate payments to each other to reflect any such rulings, together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code. Nothing contained herein shall result in a reduction of any payments or benefits to which Executive may be entitled upon termination of employment other than pursuant to Section 12 hereof, or a reduction in the payments and benefits specified in Section 12 below zero.

16.    INJUNCTIVE RELIEF.  If  there is a breach or threatened breach of Section
       -----------------
11g. of this Agreement or the prohibitions upon disclosure contained in Section 10c. of this Agreement, the parties agree that there is no adequate remedy at law for such breach, and that the Company and the Bank shall be entitled to injunctive relief restraining Executive from such breach or threatened breach, but such relief shall not be the exclusive remedy hereunder for such breach. The parties hereto likewise agree that Executive, without limitation, shall be entitled to injunctive relief to enforce the obligations of the Company and the Bank under this Agreement.

SUCCESSORS AND ASSIGNS.
----------------------

         a. This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company and the Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Company and the Bank.

         b. Since the Company and the Bank are contracting for the unique and personal skills of Executive, Executive shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Company and the Bank.

18.  NO MITIGATION.  Executive shall not be required  to  mitigate the amount of
     -------------
any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Executive in any subsequent employment.

19.  NOTICES.  All  notices,  requests,  demands  and  other  communications  in
     -------
connection with this Agreement shall be made in writing and shall be deemed to have been given when delivered by hand or 48 hours after mailing at any general or branch United States Post Office, by registered or certified mail, postage prepaid, addressed to the Company and/or the Bank at their principal business offices and to Executive at his home address as maintained in the records of the Company and the Bank.

20.  NO PLAN CREATED BY THIS  AGREEMENT.  Executive,  the  Company  and the Bank
     ----------------------------------
expressly declare and agree that this Agreement was negotiated among them and that no provision or provisions of this Agreement are intended to, or shall be deemed to, create any plan for purposes of the Employee Retirement Income Security Act or any other law or regulation, and each party expressly waives any right to assert the contrary. Any assertion in any judicial or administrative filing, hearing, or process that such a plan was so created by this Agreement shall be deemed a material breach of this Agreement by the party making such an assertion.

21.  AMENDMENTS.  No amendments or additions to this Agreement  shall be binding
     ----------
unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

22.  APPLICABLE LAW. Except to the extent  preempted by federal law, the laws of
     --------------
the State of Kentucky shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

23. SEVERABILITY. The provisions of this Agreement shall be deemed severable and
    ------------
the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

24. HEADINGS. Headings contained herein are for convenience of reference only.
    --------

25.  ENTIRE  AGREEMENT.  This  Agreement,  together  with any  understanding  or
     -----------------
modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, other than written agreements with respect to specific plans, programs or arrangements described in Sections 5 and 6.

26. REQUIRED  PROVISIONS.  In the event any of the foregoing  provisions of this
    --------------------
Section 26 are in conflict with the terms of this Agreement, this Section 26 shall prevail.

         a. The Bank may terminate Executive's employment at any time, but any termination by the Bank, other than termination for Cause, shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall not have the right to receive compensation or other benefits for any period after termination for Cause as defined in Section 7 of this Agreement.

         b. If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. Section

                  1818(e)(3) or (g)(1); the Bank's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may, in its discretion: (i) pay Executive all or part of the compensation withheld while their contract obligations were suspended; and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

         c. If Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(e)(4) or (g)(1), all obligations of the Bank under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

         d. If the Bank is in default as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1813(x)(1), all obligations of the Bank under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

         e. All obligations of the Bank under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution: (i) by the Director of the OTS (or his designee), the FDIC or the Resolution Trust Corporation, at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1823(c); or (ii) by the Director of the OTS (or his designee) at the time the Director (or his designee) approves a supervisory merger to resolve problems related to the operations of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

         f. Any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C. Section 1828(k) and 12 C.F.R. Section 545.121 and any rules and regulations promulgated thereunder.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.



ATTEST:                               [COMPANY]



                                      By:
-------------------------------          ---------------------------------------
Corporate Secretary                      For the Entire Board of Directors



ATTEST:                               FIRST FEDERAL SAVINGS BANK OF FRANKFORT



                                      By:
-------------------------------          ---------------------------------------
Corporate Secretary                      For the Entire Board of Directors



WITNESS:                              EXECUTIVE



                                      By:
-------------------------------          ---------------------------------------
Corporate Secretary




                                       14